EXECUTION COPY


                            FERRELLGAS PARTNERS, L.P.
                        FERRELLGAS PARTNERS FINANCE CORP.

                                    Obligors


                                FERRELLGAS, L.P.

                                    Guarantor


                     $160,000,000 9 3/8% SENIOR SECURED NOTES

                                -----------------

                                    INDENTURE

                           Dated as of April 26, 1996
                                -----------------




                       AMERICAN BANK NATIONAL ASSOCIATION

                                     Trustee













- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                     CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                 Indenture Section

310 (a)(1)...............................................................  7.10
     (a)(2)..............................................................  7.10
     (a)(3)..............................................................  N.A.
     (a)(4)..............................................................  N.A.
     (a)(5)..............................................................  7.10
     (b) ................................................................  7.10
     (c) ................................................................  N.A.
311 (a) .................................................................  7.11
     (b) ................................................................  7.11
     (c) ................................................................  N.A.
312 (a)..................................................................  2.05
     (b)................................................................. 13.03
     (c) ................................................................ 13.03
313 (a) .................................................................  7.06
     (b)(1).............................................................. 10.03
     (b)(2)..............................................................  7.06
     (c) ..........................................................  7.06;13.02
     (d).................................................................  7.06
314 (a) ............................................................ 4.03;13.05
     (b) ................................................................ 10.02
     (c)(1) ............................................................  13.04
     (c)(2) ............................................................  13.04
     (c)(3).............................................................   N.A.
     (d)..........................................................  10.03-10.05
     (e)................................................................  13.05
     (f)................................................................   N.A.
315 (a).................................................................   7.01
     (b).............................................................7.05,13.02
     (c)................................................................   7.01
     (d)................................................................   7.01
     (e)................................................................   6.11
316 (a)(last sentence) .................................................   2.09
     (a)(1)(A)..........................................................   6.05
     (a)(1)(B) .........................................................   6.04
     (a)(2) ............................................................   N.A.
     (b) ...............................................................   6.07
     (c) ...............................................................   2.13
317 (a)(1)..............................................................   6.08
     (a)(2).............................................................   6.09
     (b) ...............................................................   2.04
318 (a).................................................................  13.01
     (b)................................................................   N.A.
     (c)................................................................  13.01
N.A. means not applicable.

*This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                           Page

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE
         Section 1.01.      Definitions.....................................  1
         Section 1.02.      Other Definitions............................... 14
         Section 1.03.      Incorporation by Reference of Trust Indenture
                            Act............................................. 14
         Section 1.04.      Rules of Construction........................... 15

                                    ARTICLE 2
                                THE SENIOR NOTES
         Section 2.01.      Form and Dating................................. 15
         Section 2.02.      Execution and Authentication.................... 16
         Section 2.03.      Registrar and Paying Agent...................... 16
         Section 2.04.      Paying Agent to Hold Money in Trust............. 17
         Section 2.05.      Lists of Holders of the Senior Notes............ 17
         Section 2.06.      Transfer and Exchange........................... 17
         Section 2.07.      Replacement Senior Notes........................ 23
         Section 2.08.      Outstanding Senior Notes........................ 23
         Section 2.09.      Treasury Senior Notes........................... 23
         Section 2.10.      Temporary Senior Notes.......................... 24
         Section 2.11.      Cancellation.................................... 24
         Section 2.12.      Defaulted Interest.............................. 24
         Section 2.13.      Record Date..................................... 24
         Section 2.14.      CUSIP Number.................................... 25

                                    ARTICLE 3
                        REDEMPTION AND OFFERS TO PURCHASE
         Section 3.01.      Notices to Trustee.............................. 25
         Section 3.02.      Selection of Senior Notes to Be Purchased or
                            Redeemed........................................ 25
         Section 3.03.      Notice of Redemption............................ 26
         Section 3.04.      Effect of Notice of Redemption.................. 27
         Section 3.05.      Deposit of Redemption Price..................... 27
         Section 3.06.      Senior Notes Redeemed in Part................... 27
         Section 3.07.      Optional Redemption............................. 27
         Section 3.08.      Mandatory Redemption............................ 27
         Section 3.09.      Asset Sale Offers............................... 27

                                    ARTICLE 4
                                    COVENANTS
         Section 4.01.      Payment of Senior Notes......................... 29
         Section 4.02.      Maintenance of Office or Agency................. 29
         Section 4.03.      Reports......................................... 30
         Section 4.04.      Compliance Certificate.......................... 30
         Section 4.05.      Taxes........................................... 31
         Section 4.06.      Stay, Extension and Usury Laws.................. 31

         Section 4.07.      Restricted Payments............................. 31
         Section 4.08.      Dividend and Other Payment Restrictions Affecting
                            Subsidiaries.................................... 33
         Section 4.09.      Incurrence of Indebtedness and Issuance of
                            Disqualified Interests.......................... 33
         Section 4.10.      Asset Sales..................................... 35
         Section 4.11.      Transactions with Affiliates.................... 36
         Section 4.12.      Liens........................................... 37
         Section 4.13.      Limitations on Subsidiary Structure............. 37
         Section 4.14.      Offer to Purchase Upon Change of Control........ 37
         Section 4.15.      Partnership or Corporate Existence.............. 38
         Section 4.16.      Line of Business................................ 39
         Section 4.17.      Limitation on Sale and Leaseback Transactions... 39
         Section 4.18.      Restrictions on Nature of Indebtedness and
                            Activities of Finance Corp...................... 39

                                    ARTICLE 5
                                   SUCCESSORS
         Section 5.01.      Merger, Consolidation, or Sale of Assets........ 39
         Section 5.02.      Successor Person Substituted.................... 40

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES
         Section 6.01.      Events of Default............................... 41
         Section 6.02.      Acceleration.................................... 43
         Section 6.03.      Other Remedies.................................. 43
         Section 6.04.      Waiver of Past Defaults......................... 43
         Section 6.05.      Control by Majority............................. 44
         Section 6.06.      Limitation on Suits............................. 44
         Section 6.07.      Rights of Holders of Senior Notes to Receive
                            Payment......................................... 44
         Section 6.08.      Collection Suit by Trustee...................... 45
         Section 6.09.      Trustee May File Proofs of Claim................ 45
         Section 6.10.      Priorities...................................... 45
         Section 6.11.      Undertaking for Costs........................... 46

                                    ARTICLE 7
                                     TRUSTEE
         Section 7.01.      Duties of Trustee............................... 46
         Section 7.02.      Rights of Trustee............................... 47
         Section 7.03.      Individual Rights of Trustee.................... 47
         Section 7.04.      Trustee's Disclaimer............................ 48
         Section 7.05.      Notice of Defaults.............................. 48
         Section 7.06.      Reports by Trustee to Holders of the Senior
                            Notes............................................48
         Section 7.07.      Compensation and Indemnity...................... 48
         Section 7.08.      Replacement of Trustee.......................... 49
         Section 7.09.      Successor Trustee by Merger, etc................ 50
         Section 7.10.      Eligibility; Disqualification................... 50
         Section 7.11.      Preferential Collection of Claims Against
                            Issuers......................................... 50

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE
         Section 8.01.      Option to Effect Legal Defeasance or Covenant
                            Defeasance...................................... 51
         Section 8.02.      Legal Defeasance and Discharge.................. 51
         Section 8.03.      Covenant Defeasance............................. 51
         Section 8.04.      Conditions to Legal or Covenant Defeasance...... 52
         Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions... 53
         Section 8.06.      Repayment to Issuers............................ 54
         Section 8.07.      Reinstatement................................... 54

                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER
         Section 9.01.      Without Consent of Holders of Senior Notes...... 54
         Section 9.02.      With Consent of Holders of Senior Notes......... 55
         Section 9.03.      Compliance with Trust Indenture Act............. 56
         Section 9.04.      Revocation and Effect of Consents............... 56
         Section 9.05.      Notation on or Exchange of Senior Notes......... 57
         Section 9.06.      Trustee to Sign Amendments, etc................. 57


                                   ARTICLE 10
                             COLLATERAL AND SECURITY
         Section 10.01.     Pledge Agreement................................ 57
         Section 10.02.     Recording and Opinions.......................... 58
         Section 10.03.     Release of Collateral........................... 58
         Section 10.04.     Certificates of the Issuers..................... 59
         Section 10.05.     Certificates of the Trustee..................... 59
         Section 10.06.     Authorization of Actions to Be Taken by the
                            Trustee Under the Pledge Agreement.............. 59
         Section 10.07.     Authorization of Receipt of Funds by the Trustee
                            Under the Pledge Agreement...................... 60
         Section 10.08.     Termination of Security Interest................ 60

                                   ARTICLE 11
                      SUBORDINATION OF SUBSIDIARY GUARANTEE
         Section 11.01.     Subsidiary Guarantee Obligations Subordinated to
                            Senior Operating Partnership Indebtedness....... 60
         Section 11.02.     Subordination of Subsidiary Guarantee Upon
                            Insolvency or Liquidation Proceedings........... 60
         Section 11.03.     No Payment on Subsidiary Guarantee Obligations in
                            Certain Circumstances........................... 62
         Section 11.04.     Subrogation to Rights of Holders of Senior
                            Operating Partnership Indebtedness.............. 63
         Section 11.05.     Effectuation of Subordination of Subsidiary
                            Guarantee....................................... 63
         Section 11.06.     No Waiver of Subordination Provisions........... 64
         Section 11.07.     Reliance on Court Orders; Evidence of Status.... 65
         Section 11.08.     Payment......................................... 65
         Section 11.09.     Relative Rights................................. 65

         Section 11.10.     Restrictions on Payments of Principal........... 66

                                   ARTICLE 12
                              SUBSIDIARY GUARANTEE
         Section 12.01.     Subsidiary Guarantee............................ 66
         Section 12.02.     Execution and Delivery of Subsidiary Guarantee.. 67
         Section 12.03.     Guarantor May Consolidate, etc., on Certain
                            Terms........................................... 67
         Section 12.04.     Release of Subsidiary Guarantee................. 68
         Section 12.05.     Limitation on Guarantor Liability............... 69
         Section 12.06.     "Trustee" to Include Paying Agent............... 69
         Section 12.07.     Subordination of Subsidiary Guarantee........... 69

                                   ARTICLE 13
                                  MISCELLANEOUS
         Section 13.01.     Trust Indenture Act Controls.................... 70
         Section 13.02.     Notices......................................... 70
         Section 13.03.     Communication by Holders of Senior Notes with
                            Other Holders of Senior Notes................... 71
         Section 13.04.     Certificate and Opinion as to Conditions
                            Precedent....................................... 71
         Section 13.05.     Statements Required in Certificate or Opinion... 71
         Section 13.06.     Rules by Trustee and Agents..................... 72
         Section 13.07. No Personal Liability of Limited Partners, Directors, Officers, Employees and Stockholders. 72
         Section 13.08.     Governing Law................................... 72
         Section 13.09.     No Adverse Interpretation of Other Agreements... 72
         Section 13.10.     Successors...................................... 72
         Section 13.11.     Severability.................................... 72
         Section 13.12.     Counterpart Originals........................... 72
         Section 13.13.     Table of Contents, Headings, etc................ 72

                                    EXHIBITS

         Exhibit A          FORM OF SENIOR NOTE
         Exhibit B          CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                            OR REGISTRATION OF TRANSFER OF SENIOR NOTES
         Exhibit C          FORM OF SUBSIDIARY GUARANTEE

           INDENTURE dated as of April 26, 1996, among Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), Ferrellgas Partners Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers"), Ferrellgas, L.P., a Delaware limited partnership (the "Operating Partnership"), and American Bank National Association, as trustee (the "Trustee").

           The Partnership, Finance Corp., the Operating Partnership and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 93/8% Series A Senior Secured Notes due 2006 (the "Series A Senior Notes") and the 93/8% Series B Senior Secured Notes due 2006 (the "Series B Senior Notes" and, together with the Series A Senior Notes, the "Senior Notes"):


                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

SECTION 1.01.   DEFINITIONS.

           "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness encumbering any asset acquired by such specified Person.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Attributable Debt" means, in respect of a sale and leaseback arrangement of any property, as at the time of determination, the present value (calculated using a discount rate equal to the interest rate of the Senior Notes and annual compounding) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended).

           "Available   Cash"  has  the  meaning  given  to  such  term  in  the
Partnership Agreement, as amended to the date of the Indenture.

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Board of Directors" means the Board of Directors of the General Partner, or any authorized committee of the Board of Directors.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on the balance sheet in accordance with GAAP.

           "Capital Interests" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

           "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than eighteen months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within nine months after the date of acquisition and (vi) investments in money market funds all of whose assets consist of securities of the types described in the foregoing clauses (i) through (v).

           "Certificated Securities" shall mean Senior Notes that are in the form of the Senior Notes attached hereto as Exhibit A, that do not include the information called for by footnotes 1 and 2 thereof.

           "Change of Control" means (i) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or the Operating Partnership to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than James E. Ferrell, the Related Parties and any Person of which James E. Ferrell and the Related Parties beneficially own in the aggregate 51% or more of the voting Capital Interests (or if such Person is a partnership, 51% or more of the general partner interests), (ii) the liquidation or dissolution of the Partnership, the Operating Partnership or the General Partner, (iii) the occurrence of any transaction, the result of which is that James E. Ferrell and the Related Parties beneficially own in the aggregate, directly or indirectly, less than 51% of the total voting power entitled to vote for the election of directors of the General Partner, (iv) the occurrence of any transaction, the result of which is that the General Partner is no longer the sole general partner of the Partnership or the Operating Partnership and (v) the first day on which the Partnership fails to own 100% of the issued and outstanding Equity Interests of Finance Corp.

     "Collateral  Agent"  shall  have  the  meaning  set  forth  in  the  Pledge
Agreement.

           "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale (to the extent such losses were deducted in computing Consolidated Net Income), plus (b) provision for taxes based on income or profits of such Person for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) consolidated interest expense of such Person for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Person that is a Subsidiary (other than a Wholly Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary thereof, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded (except to the extent otherwise includable under clause (i) above) and (iv) the cumulative effect of a change in accounting principles shall be excluded.

           "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Partnership.

           "Credit Facility" means the credit facility under that certain Credit Agreement, dated as of July 5, 1994, as amended, by and among the Operating Partnership, the Insurance Company Subsidiary, the General Partner and Bank of America National Trust and Savings Association, as agent for the financial institutions listed therein, providing for up to $205.0 million of credit borrowings and letters of credit, including any related notes, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

           "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

           "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "Depositary" means, with respect to the Senior Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Senior Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

           "Disqualified Interests" means any Capital Interests which, by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable), or upon the happening of any event, mature or are mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the maturity date of the Senior Notes.

           "Equity Interests" means Capital Interests and all warrants, options or other rights to acquire Capital Interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Interests).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Offer" means the offer that may be made by the Issuers pursuant to the Registration Rights Agreement to exchange Series B Senior Notes for Series A Senior Notes.

           "Existing Indebtedness" means the Fixed Rate Notes, the Floating Rate Notes and up to $5 million in aggregate principal amount of all other
Indebtedness of the Partnership and its Subsidiaries (other than under the Credit Facility) in existence on the date of this Indenture, until such amounts are repaid.

           "Finance Corp." means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

           "Finance Corps." means Finance Corp. and the OLP Finance Corp.

           "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the reference Person or any of its Subsidiaries incurs, assumes, guarantees, redeems or repays any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Fixed Charge Coverage Ratio shall also give pro forma effect to acquisitions (including all mergers and consolidations), dispositions and discontinuance of businesses or assets that have been made by the reference Person or any of its Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Calculation Date assuming that all such acquisitions, dispositions and discontinuance of businesses or assets had occurred on the first day of the reference period; provided, however, that (a) Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Partnership's Fixed Charges subsequent to the Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset shall be determined by the actual gross profit (revenues minus cost of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by the Partnership in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by the Partnership in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by the Partnership on a per gallon basis in the operation of the Partnership's business at similarly situated Partnership facilities. If the applicable reference period for any calculation of the Fixed Charge Coverage Ratio with respect to the Partnership shall include a portion prior to the date of this Indenture, then such Fixed Charge Coverage Ratio shall be calculated based upon the Consolidated Cash Flow and the Fixed Charges of the General Partner for such portion of the reference period prior to the date of this Indenture and the Consolidated Cash Flow and the Fixed Charges of the Partnership for the remaining portion of the reference period on and after the date of this Indenture, giving pro forma effect, as described in the two foregoing sentences, to all applicable transactions occurring on the date of this Indenture or otherwise.

           "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (a) consolidated interest expense of such person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), (b) commissions, discounts and other fees and charges incurred with respect to letters of credit and bankers' acceptances financing, (c) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or secured by a Lien on assets of such Person, and (d) the product of (i) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

           "Fixed Rate Notes" means the $200 million 10% Fixed Rate Senior Notes due 2001 of the Operating Partnership.

           "Floating Rate Notes" means the $50 million Floating Rate Senior Notes due 2001 of the Operating Partnership.

           "Flow-Through Acquisition" means an acquisition by the General Partner or its parent from a Person that is not an Affiliate of the General Partner, its parent or the Partnership, of property (real or personal), assets or equipment (whether through the direct purchase of assets or the Capital Interests of the Person owning such assets) in the same line of business as the Partnership and its Subsidiaries are engaged in on the date of this Indenture, which is promptly sold, transferred or contributed by the General Partner or its parent to the Partnership or one of its Subsidiaries.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States on the date of this Indenture.

           "General Partner" means Ferrellgas, Inc., a Delaware corporation and the sole general partner of the Partnership and the Operating Partnership.

           "Global Note" means a Senior Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Senior Note attached hereto as Exhibit A.

           "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Guarantor" means the Operating Partnership and its successors and assigns, or any other Subsidiary of the Partnership that Guarantees the Issuers' Obligations under the Senior Notes and the Indenture pursuant to a form of Guarantee and a supplemental indenture, in form and substance satisfactory to the Trustee.

           "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

           "Holder" means a Person in whose name a Senior Note is registered.

           "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Insurance Company Subsidiary" means Stratton Insurance Company, a Vermont corporation, a Wholly Owned Subsidiary of the Operating Partnership.

           "Insolvency or Liquidation Proceedings" means (i) any insolvency or bankruptcy case or proceeding (including any case under the Bankruptcy Law), or any receivership, liquidation, reorganization or other similar case or proceeding, relative to the Operating Partnership, as such, or to its assets, or
(ii) any liquidation, dissolution, reorganization or winding up of the Operating Partnership, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Operating Partnership.

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

           "Issuers" means the parties named as such in this Indenture until a successor replaces any such Issuer pursuant to this Indenture and thereafter means the remaining Issuer and the successor.

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

           "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

           "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

           "Net Proceeds" means the aggregate cash proceeds received by the Partnership or any of its Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets.

           "Non-Recourse Subsidiary" means (1) the Insurance Company Subsidiary and (2) any other Person (other than the Operating Partnership and Finance Corps.) that would otherwise be a Subsidiary of the Partnership but is designated as a Non-Recourse Subsidiary in a resolution of the Board of Directors of the General Partner, so long as (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Person (i) is guaranteed by the Partnership or any of its Subsidiaries, (ii) is recourse or obligates the Partnership or any of its Subsidiaries in any way or (iii) subjects any property or asset of the Partnership or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to satisfaction thereof, (b) neither the Partnership nor any of its Subsidiaries has any contract, agreement, arrangement or understanding or is subject to an obligation of any kind, written or oral, with such Person other than on terms no less favorable to the Partnership and its Subsidiaries than those that might be obtained at the time from persons who are not Affiliates of the Partnership, (c) neither the Partnership nor any of its Subsidiaries has any obligation with respect to such Person (i) to subscribe for additional shares of capital stock, Capital Interests or other Equity Interests therein or (ii) maintain or preserve such Person's financial condition or to cause such Person to achieve certain levels of operating or other financial results, and (d) such Person has no more than $1,000 of assets at the time of such designation.

           "Note Custodian" means the Trustee, as custodian with respect to the Senior Notes in global form, or any successor entity thereto.

           "Obligations"  means  any  principal,   interest,   penalties,  fees,
indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Offering" means the offering of the Senior Notes by the Issuers.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person; provided, however, that any reference to an Officer with respect to the Partnership shall mean the respective Officer of the General Partner.

           "Officers' Certificate" means a certificate signed on behalf of (i) the General Partner (acting on behalf of the Partnership) by two Officers of the General Partner, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the General Partner, or (ii) Finance Corp. by two Officers of Finance Corp., one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of Finance Corp., in either case that meets the requirements of Section 13.05 hereof.

           "OLP Finance Corp." means Ferrellgas Finance Corp., a Delaware corporation.

           "Operating Partnership" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

           "Operating Partnership Indenture" means the indenture among the Operating Partnership, OLP Finance Corp. and Norwest Bank, Minnesota, National Association, as trustee, governing the Fixed Rate Notes and the Floating Rate Notes as in existence from time to time.

           "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
13.05 hereof. The counsel may be an employee of or counsel to the Partnership, the General Partner, Finance Corp., the Operating Partnership, any of their respective Subsidiaries or the Trustee.

           "Partnership Agreement" means the Agreement of Limited Partnership of Ferrellgas Partners, L.P., dated as of July 5, 1994, as amended, between Ferrellgas, Inc. and the other parties who are signatories thereto.

           "Partnership" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

           "Permitted Investments" means (a) any Investments in Cash Equivalents; (b) any Investments in the Partnership or in the Operating
Partnership; (c) Investments by the Partnership or any Subsidiary of the Partnership in a Person, if as a result of such Investment such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Partnership or the Operating Partnership; and (d) other Investments in Non-Recourse Subsidiaries of the Partnership that do not exceed $30 million at any time outstanding; provided that in any transfer of assets to a Non-Recourse Subsidiary by the Partnership or one of its Subsidiaries pursuant to the terms of this Indenture, which assets were acquired in a Flow-Through Acquisition, the dollar amount equal to the purchase price paid or Indebtedness assumed by such Non-Recourse Subsidiary for such assets will not be deemed an Investment by the Partnership or its Subsidiaries in such Non-Recourse Subsidiary for purposes of this definition.

           "Permitted Liens" means (a) Liens existing on the date of this Indenture; (b) Liens in favor of the Issuers or Liens to secure Indebtedness of a Subsidiary of the Partnership to the Partnership or a Wholly Owned Subsidiary of the Partnership; (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Partnership or any Subsidiary of the Partnership, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Partnership;
(d) Liens on property existing at the time of acquisition thereof by the Partnership or any Subsidiary of the Partnership, provided that such Liens were in existence prior to the contemplation of such acquisition; (e) Liens on any property or asset acquired by the Partnership or any of its Subsidiaries in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by the Partnership or such Subsidiary to secure the purchase price or other obligation of the Partnership or such Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to 80% of the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case, such Lien does not extend to any other property or asset of the Partnership and its Subsidiaries; (f) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business; (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor; (i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Partnership or impair the use of such property in the operation of the business of the Partnership or any of its Subsidiaries; (j) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by the Partnership or any of its Subsidiaries in the ordinary course of business; (k) financing statements granted with respect to personal property leased by the Partnership and its Subsidiaries pursuant to leases considered operating leases in accordance with GAAP, provided that such financing statements are granted solely in connection with such leases; (l) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; (m) Liens incurred in the ordinary course of business of the Partnership or any Subsidiary of the Partnership with respect to obligations that do not exceed $5 million in the aggregate in any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Partnership or such Subsidiary; (n) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien permitted under this Indenture; provided that
(i) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (ii) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 4.09 hereof and shall not have a principal amount in excess of the Indebtedness so refinanced; (o) Liens in favor of the Senior Notes created pursuant to the terms of the Pledge Agreement; (p) Liens on Capital Interests of the Operating Partnership securing Indebtedness other than Subordinated Indebtedness that is permitted to be incurred by the Partnership pursuant to the terms of this Indenture; and (q) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (p); provided that no such extension or renewal Lien shall
(i) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or (ii) extend to any property or assets not subject to the Lien being so extended or renewed.

           "Permitted Refinancing Indebtedness" means any Indebtedness of the Partnership or any Subsidiary of the Partnership issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Partnership or any of its Subsidiaries permitted to be incurred under this Indenture (other than Indebtedness under the Credit Facility); provided that (a) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (b) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (c) such Indebtedness is subordinated in right of payment to the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those, if any, contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (d) such Indebtedness is incurred by the Partnership or the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Permitted Senior Refinancing Indebtedness" means Indebtedness of the Operating Partnership permitted to be incurred pursuant to the terms of this Indenture all the proceeds of which are used to repay or prepay the Senior Operating Partnership Credit Agreement Obligations and other Senior Operating Partnership Indebtedness.

           "Person"  means  any  individual,  corporation,   partnership,  joint
venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

           "Pledge Agreement" means the Pledge and Security Agreement, dated as of April 26, 1996, by and among the Partnership, the General Partner and American Bank National Association, as collateral agent, as such agreement may be amended, modified or supplemented from time to time.

           "Pledged Collateral" shall have the meaning set forth in the Pledge Agreement.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of April 26, 1996, by and among the Issuers, the Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

           "Related Party" means (i) the spouse or any lineal descendant of James E. Ferrell, (ii) any trust for his benefit or for the benefit of his spouse or any such lineal descendants or (iii) any corporation, partnership or other entity in which James E. Ferrell and/or such other Persons referred to in the foregoing clauses (i) and (ii) are the direct record and beneficial owners of all of the voting and nonvoting Equity Interests.

           "Responsible Officer" when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "Restricted Investment" means an Investment other than a Permitted Investment.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Senior Agent" means Bank of America National Trust and Savings Association, as agent or a lender under the Senior Operating Partnership Credit Agreement, or any successor agent thereunder or under any agreement governing Permitted Senior Refinancing Indebtedness or, in the absence of such agent, the lender holding all or the greatest portion of the Indebtedness thereunder.

           "Senior Operating Partnership Credit Agreement" means, collectively, the Credit Agreement dated as of July 5, 1994, as amended by First Amendment to Credit Agreement dated as of July 21, 1995 and a Second Amendment to Credit Agreement dated as of October 20, 1995, in each case among the Operating Partnership, Stratton Insurance Company, Inc., Ferrellgas, Inc., the lenders referred to therein, Bank of America National Trust and Savings Association, as agent for such lenders, and The First National Bank of Boston and Nationsbank of Texas, N.A., as co-agents, and the other Loan Documents referred to in such credit agreement, as all such agreements may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, or restructuring all or any portion of the Indebtedness of the Operating Partnership under such agreements.

           "Senior Operating Partnership Credit Agreement Notes" means the Operating Partnership's promissory notes issued pursuant to the Senior Operating Partnership Credit Agreement.

           "Senior Operating Partnership Credit Agreement Obligations" means (i) the "Obligations" as defined in the Senior Operating Partnership Credit Agreement and (ii) all Permitted Senior Refinancing
Indebtedness.

           "Senior Operating Partnership Indebtedness" means all Indebtedness (other than Subordinated Indebtedness) and other obligations specified below payable directly or indirectly by the Operating Partnership from time to time outstanding, whether now existing or hereafter arising, fixed or contingent, due or not due, liquidated or not liquidated, determined or undetermined:

                (1) the principal of and interest on all loans, reimbursement obligations and other extensions of credit under the Senior Operating Partnership Credit Agreement, the Senior Operating Partnership Credit Agreement Notes and any other agreement or instrument providing for, evidencing or securing any Permitted Senior Refinancing Indebtedness or any other loans, reimbursement obligations or extensions of credit by the lender or lenders thereunder (including in each case any amendment, renewal, supplement, extension, refinancing, restructuring, refunding or other modification thereof) and all premiums, expenses, fees, reimbursements, indemnities and other amounts owing by the Operating Partnership pursuant to the Senior Operating Partnership Credit Agreement and any such other agreement or instrument;

                (2) all Indebtedness represented by the existing Fixed Rate Notes and Floating Rate Notes; and

                (3) all Indebtedness (other than Subordinated Indebtedness) of the Operating Partnership permitted to be incurred under the Credit Facility and the Operating Partnership Indenture, as each is in effect from time to time and as the same may be extended, refinanced, renewed, replaced, defeased or refunded.

All interest accrued on any Senior Operating Partnership Indebtedness, in accordance with and at the contract rate specified in the agreement or instrument creating, evidencing or governing such Senior Operating Partnership Indebtedness, shall constitute Senior Operating Partnership Indebtedness for periods both before and after the commencement of any Insolvency or Liquidation Proceeding, even if the claim for such interest is not allowed pursuant to applicable law. To the extent any payment of Senior Operating Partnership Indebtedness (whether by or on behalf of the Issuers or the Operating Partnership, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, such trustee, receiver or other similar party, the Senior Operating Partnership Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. Notwithstanding anything to the contrary in the foregoing, Senior Operating Partnership Indebtedness shall not include (i) any liability for federal, state, local or other taxes owed or owing by the Operating
Partnership (other than indemnities for taxes constituting Senior Operating Partnership Credit Agreement Obligations), (ii) any Indebtedness of the Operating Partnership to any of its Subsidiaries or other Affiliates, (iii) any trade payables, (iv) any Indebtedness that is incurred in violation of this Indenture, (v) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Operating Partnership, (vi) any Indebtedness, Guarantee or obligation of the Operating Partnership which is contractually subordinate in right of payment to any other Indebtedness, Guarantee or obligation of the Operating Partnership and (vii) Capital Interests.

           "Significant Subsidiary" means any Subsidiary of the Partnership that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

           "Subordinated Indebtedness" means any Indebtedness of the Partnership or any of its Subsidiaries which is expressly by its terms subordinated in right of payment to any other Indebtedness.

           "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof or, in the case of a partnership, more than 50% of the partners' Capital Interests (considering all partners' Capital Interests as a single class), is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof. Notwithstanding the foregoing, any Subsidiary of the Partnership that is designated a Non-Recourse Subsidiary pursuant to the definition thereof shall not thereafter be deemed a Subsidiary of the Partnership.

           "Subsidiary Guarantee" means, from and after the Subsidiary Guarantee
Effectiveness   Date,  the  Guarantee  by  the  Operating   Partnership  of  the
Obligations under the Indenture and the Senior Notes.

           "Subsidiary Guarantee Effectiveness Date" means the first date upon which the Operating Partnership is permitted pursuant to the Fixed Charge
Coverage Ratio tests contained in the Operating Partnership Indenture and the Credit Facility and pursuant to the terms of any other Senior Operating Partnership Indebtedness to Guarantee, on a senior subordinated basis as and to the extent set forth in Article 11 of this Indenture, the Issuers' total payment Obligations under all of the then-outstanding Senior Notes.

           "Subsidiary Guarantee Obligations" means any and all obligations of the Operating Partnership after the Subsidiary Guarantee Effectiveness Date for the payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Senior Notes and the performance by it of its other agreements, covenants and undertakings under or in respect of this Indenture, the Senior Notes and the Subsidiary Guarantee.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

           "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness; provided, however, that with respect to any revolving Indebtedness, the foregoing calculation of Weighted Average Life to Maturity shall be determined based upon the total available commitments and the required reductions of commitments in lieu of the outstanding principal amount and the required payments of principal, respectively.

           "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Interests or other ownership interests or, in the case of a limited partnership, all of the partners' Capital Interests (other than up to approximately 1% general partner interest), of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.   OTHER DEFINITIONS.
                                                                     Defined in
                           Term                                         Section

                  "Affiliate Transaction"...........................       4.11
                  "Asset Sale"......................................       4.10
                  "Asset Sale Offer"................................       3.09
                  "Change of Control Offer".........................       4.14
                  "Change of Control Payment".......................       4.14
                  "Change of Control Payment Date"..................       4.14
                  "Closing Date"....................................       2.01
                  "Covenant Defeasance".............................       8.03
                  "Commencement Date"...............................       3.09
                  "Event of Default"................................       6.01
                  "Excess Proceeds".................................       4.10
                  "Global Note Holder"..............................       2.01
                  "incur"...........................................       4.09
                  "Incurrence Date".................................       4.09
                  "Legal Defeasance" ...............................       8.02
                  "Offer Amount"....................................       3.09
                  "Offer Period"....................................       3.09
                  "Paying Agent"....................................       2.03
                  "Payment Default".................................       6.01
                  "Purchase Date"...................................       3.09
                  "qualified institutional buyer"...................       2.06
                  "Registrar".......................................       2.03
                  "Restricted Payments".............................       4.07

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, other than those provisions of the TIA that may be excluded herein, which provision shall be excluded to the extent specifically excluded in this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Senior Notes and the Subsidiary
            Guarantee;

           "indenture security holder" means a Holder of a Senior Note;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee;

           "obligor" on the Senior Notes means the Issuers, the Guarantor and any successor obligor upon the Senior Notes or the Subsidiary Guarantee, as the case may be.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule or regulation promulgated by the SEC under the TIA have the meanings so assigned to them.

SECTION 1.04.   RULES OF CONSTRUCTION.

           Unless the context otherwise requires:

           (1)  a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5)  provisions apply to successive events and transactions; and

           (6) references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.


                                    ARTICLE 2
                                THE SENIOR NOTES

SECTION 2.01.   FORM AND DATING.

           The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is part of this Indenture and shall be in a principal amount of no greater than $160,000,000. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage which will be provided by the Issuers. Each Senior Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof.

           The Senior Notes shall be issued in the form of one Global Note. The Global Note shall be deposited on the date of the closing of the sale of the Senior Notes offered pursuant to the Offering (the "Closing Date") with, or on behalf of the Depositary (such nominee being referred to herein as the "Global Note Holder"). Except as set forth in Section 2.06, the Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

           The terms and provisions contained in the Senior Notes annexed hereto as Exhibit A, and the Subsidiary Guarantee annexed hereto as Exhibit C shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Issuers, the Operating Partnership and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           Senior Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the text referred to in footnotes 1 and 2 thereto). Senior Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in footnotes 1 and 2 thereto). The Global Note shall represent such of the outstanding Senior Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Senior Notes from time to time endorsed thereon and that the aggregate amount of outstanding Senior Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Senior Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

           At least one Officer of each of the General Partner (in the case of the Partnership) and Finance Corp. shall sign the Senior Notes for the Issuers by manual or facsimile signature. The seal of each Issuer shall be reproduced on the Senior Notes and may be in facsimile form.

           If an Officer of the General Partner or Finance Corp. whose signature is on a Senior Note no longer holds that office at the time the Senior Note is authenticated, the Senior Note shall nevertheless be valid.

           A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Senior Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Senior Notes shall be substantially as set forth in Exhibit A hereto.

           The Trustee shall, upon a written order of the Issuers signed by an Officer of the General Partner and Finance Corp., authenticate Senior Notes for original issue up to an aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time shall not exceed the amount set forth herein except as provided in Section
2.07 hereof.

           The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Partnership or Finance Corp. or an Affiliate of the Partnership or Finance Corp.

SECTION 2.03.   REGISTRAR AND PAYING AGENT.

           The Issuers shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange (including any co-registrar, the "Registrar") and (ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Issuers may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Senior Note. The Issuers shall notify the Trustee and the Trustee shall notify the Holders of the Senior Notes of the name and address of any Agent not a party to this Indenture. The

Partnership, Finance Corp. or the Guarantor may act as Paying Agent, Registrar or co-registrar. The Issuers shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall be subject to any obligations imposed by the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

           The Issuers initially appoint The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Note.

           The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Global Note.

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST.

           The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders of the Senior Notes or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Notes, and shall notify the Trustee of any Default by the Issuers or the Guarantor in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Partnership, Finance Corp. or the Guarantor) shall have no further liability for the money delivered to the Trustee. If the Partnership, Finance Corp. or the Guarantor acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders of the Senior Notes all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceeding relating to the Partnership, Finance Corp. or the Guarantor, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.05.   LISTS OF HOLDERS OF THE SENIOR NOTES.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Senior Notes and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Issuers and/or the Guarantor shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Senior Notes, including the aggregate principal amount of the Senior Notes held by each thereof, and the Issuers and the Guarantor shall otherwise comply with TIA ss. 312(a).

SECTION 2.06.   TRANSFER AND EXCHANGE.

           (a) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to the Registrar with a request:

              (x)   to register the transfer of the Certificated Securities; or

                (y) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                      (i) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing; and

                      (ii) in the  case  of a  Certificated  Security  that is a
                           Transfer Restricted Security, such request shall be accompanied by the following additional information and documents, as applicable:

                           (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto);

                           (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
                                Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                           (C) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from such Holder or the transferee reasonably acceptable to the Partnership and to the Registrar to the effect that such transfer is in compliance with the Securities Act.

           (b) Transfer of a Certificated Security for a Beneficial Interest in the Global Note. A Certificated Security may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

           (i) if such Certificated Security is a Transfer Restricted Security, a certification from the Holder thereof (in substantially the form of Exhibit B hereto) to the effect that such Certificated Security is being transferred by such Holder to a "qualified institutional buyer" (as defined in Rule 144A under the
                Securities Act) in accordance with Rule 144A under the Securities Act; and

           (ii) whether  or  not  such  Certificated   Security  is  a  Transfer
                Restricted  Security,   written  instructions  from  the  Holder
                thereof directing the Trustee to make, or to direct the Note

                Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Senior Notes represented by the Global Note,

in which case the Trustee shall cancel such Certificated Security in accordance with Section 2.11 hereof and cause, or direct the Note Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of Senior Notes represented by the Global Note to be increased accordingly. If no Global
Note is then outstanding, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate a new Global Note in the appropriate principal amount.

           (c) Transfer and Exchange of Global Note. The transfer and exchange of the Global Note or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

           (d) Transfer of a Beneficial Interest in the Global Note for a Certificated Security.

                (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and, in the case of a Transfer Restricted Security, the following additional information and documents (all of which may be submitted by facsimile):

                           (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification to that effect from such Person (in substantially the form of Exhibit B hereto);

                           (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Rule 904 under the Securities Act or pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto); or

                           (C) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect from the transferor (in substantially the form of Exhibit B hereto) and an Opinion of Counsel from the transferee or transferor reasonably acceptable to the Partnership and to the Registrar to the effect that such transfer is in compliance with the Securities Act, in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Partnership shall execute and, upon receipt of an authentication order in accordance with Section

                      2.02 hereof, the Trustee shall authenticate and deliver to the transferee a Certificated Security in the appropriate principal amount.

                (ii) Certificated Securities issued in exchange for a beneficial interest in a Global Note pursuant to this
                      Section 2.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Securities to the Persons in whose names such Senior Notes are so registered.

           (e) Restrictions on Transfer and Exchange of Global Note. Notwithstanding any other provision of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.06), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

           (f) Authentication of Certificated Securities in Absence of Depositary. If at any time:

                (i) the Depositary for the Senior Notes notifies the Partnership that the Depositary is unwilling or unable to continue as Depositary for a Global Note and a successor Depositary for such Global Note is not appointed by the Partnership within 90 days after delivery of such notice; or

                (ii) the Partnership, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Securities under this Indenture,

then the Issuers shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.02 hereof, authenticate and deliver, Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Note in exchange for such Global Note.

           (g) Legends.

                (i)   Except as permitted by the following  paragraphs  (ii) and
                      (iii), each Senior Note certificate evidencing the Global Notes and Certificated Securities (and all Senior Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                      "THE SENIOR NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SENIOR NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SENIOR NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SENIOR NOTE MAY BE RESOLD,

                      PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                (ii)  Upon  any  sale  or  transfer  of  a  Transfer  Restricted
                      Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

                      (A) in the case of any Transfer Restricted Security that is a Certificated Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth in (i) above and rescind any restriction on the transfer of such Transfer Restricted Security; and

     (B) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above, but shall continue to be subject to the provisions of
Section 2.06(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Security that does not bear the legend set forth in (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form of Exhibit B hereto).

                (iii) Notwithstanding  the foregoing,  upon  consummation of the
                      Exchange Offer, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate Series B Senior Notes in exchange for Series A Senior Notes accepted for exchange in the Exchange Offer, which Series B Senior Notes shall not bear the legend set forth in (i) above, and the Registrar shall rescind any restriction on the transfer of such Series A Senior Notes, in each case unless the Holder of such Series A Senior Notes is either
                      (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Senior Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Issuers.

           (h) Cancellation and/or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have been exchanged for Certificated Securities, redeemed, repurchased or cancelled, such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section
2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Securities, redeemed, repurchased or cancelled, the principal amount of Senior Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

           (i)  General Provisions Relating to Transfers and Exchanges.

                (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Certificated Securities and the Global Note at the Registrar's request.

                (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.07, 4.10, 4.14 and 9.05 hereof).

                (iii) The Registrar shall not be required to register the transfer of or exchange any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

                (iv) All Certificated Securities and the Global Note issued upon any registration of transfer or exchange of Certificated Securities or the Global Note shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Securities or the Global Note surrendered upon such registration of transfer or exchange.

                (v)     The Issuers shall not be required:

                        (A) to issue, to register the transfer of or to exchange
                            Senior Notes during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under
                            Section 3.02 hereof and ending at the close of business on the day of selection; or

                        (B) to  register  the  transfer  of or to  exchange  any
                            Senior Note so selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part; or

                        (C) to register  the transfer of or to exchange a Senior
                            Note between a record date and the next succeeding interest payment date.

                (vi) Prior to due presentment for the registration of a transfer of any Senior Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Senior Note is registered as the absolute owner of such Senior Note for the purpose of receiving payment of principal of and interest on such Senior Notes, and neither the Trustee, any Agent nor the Issuers shall be affected by notice to the contrary.

                (vii) The Trustee shall authenticate Certificated Securities and the Global Notes in accordance with the provisions of Section 2.02 hereof.

SECTION 2.07.   REPLACEMENT SENIOR NOTES.

           If any mutilated Senior Note is surrendered to the Trustee, or the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note, the Issuers shall issue and the Trustee, upon the written order of the Issuers signed by (i) two Officers of the General Partner and (ii) two Officers of Finance Corp., shall authenticate a replacement Senior Note if the Trustee's requirements for replacements of Senior Notes are met. If required by the Trustee, the Issuers or the Guarantor, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Issuers and the Guarantor to protect the Issuers, the Guarantor, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Senior Note is replaced. Each of the Partnership, Finance Corp, the Guarantor and the Trustee may charge for its expenses in replacing a Senior Note.

           Every replacement Senior Note is an additional obligation of the Issuers and the Guarantor and shall be entitled to all of the benefits of this Indenture equally and ratably with all other Senior Notes duly issued hereunder.

SECTION 2.08.   OUTSTANDING SENIOR NOTES.

           The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding. If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser. If the principal amount of any Senior Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue. Subject to Section
2.09 hereof, a Senior Note does not cease to be outstanding because the Partnership, Finance Corp., the Guarantor, a Subsidiary of the Partnership, Finance Corp. or the Guarantor or an Affiliate of the Partnership, Finance Corp. or the Guarantor holds the Senior Note.

SECTION 2.09.   TREASURY SENIOR NOTES.

           In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Partnership, Finance Corp., the Guarantor, any of their respective Subsidiaries or any Affiliate of the Partnership, Finance Corp. or the Guarantor shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes which a Responsible Officer knows to be so owned shall be so considered. Notwithstanding the foregoing, Senior Notes that are to be acquired by the Partnership, Finance Corp., the Guarantor, any Subsidiary of the Partnership, Finance Corp. or the Guarantor or an Affiliate of the Partnership, Finance Corp. or the Guarantor pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Partnership, Finance Corp., the Guarantor, a Subsidiary of the Partnership, Finance Corp. or the Guarantor or an Affiliate of the Partnership, Finance Corp. or the Guarantor until legal title to the Senior Notes passes to the Partnership, Finance Corp., the Guarantor, Subsidiary of the

Partnership, Finance Corp. or the Guarantor or Affiliate of the Partnership, Finance Corp. or the Guarantor, as the case may be.

SECTION 2.10.   TEMPORARY SENIOR NOTES.

           Until definitive Senior Notes are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Issuers and the Trustee consider appropriate for temporary Senior Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee, upon receipt of the written order of the Issuers signed by (i) two Officers of the General Partner and (ii) two Officers of Finance Corp., shall authenticate definitive Senior Notes in exchange for temporary Senior Notes. Until such exchange, temporary Senior Notes shall be entitled to the same rights, benefits and privileges as definitive Senior Notes.

SECTION 2.11.   CANCELLATION.

           The Issuers at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Notes (subject to the record retention requirement of the Exchange Act), unless the Issuers direct cancelled Senior Notes to be returned to them. The Issuers may not issue new Senior Notes to replace Senior Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Senior Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuers, unless by a written order, signed by (i) two Officers of the General Partner and (ii) two Officers of Finance Corp., the Issuers shall direct that cancelled Senior Notes be returned to them.

SECTION 2.12.   DEFAULTED INTEREST.

           If the Issuers or the Guarantor defaults in a payment of interest on the Senior Notes, the Issuers or the Guarantor (to the extent of its obligations under the Subsidiary Guarantee) shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of the Senior Notes on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the payment date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Issuers shall fix or cause to be fixed each such special record date and payment date, and shall, promptly thereafter, notify the Trustee of any such date. At least 15 days before the special record date, the Issuers (or the Trustee, in the name of and at the expense of the Issuers) shall mail to Holders of the Senior Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.   RECORD DATE.

           The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ss. 316(c).

SECTION 2.14.   CUSIP NUMBER.

           The Issuers in issuing the Senior Notes may use a "CUSIP" number and, if they do so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Issuers will promptly notify the Trustee of any change in the CUSIP number.


                                    ARTICLE 3
                        REDEMPTION AND OFFERS TO PURCHASE

SECTION 3.01.   NOTICES TO TRUSTEE.

           If the Issuers elect to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they shall furnish to the Trustee, at least 30 days but not more than 75 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

           If the Issuers are required to make an offer to purchase Senior Notes pursuant to the provisions of Sections 4.10 or 4.14 hereof, they shall furnish to the Trustee, at least 30 days before the scheduled Purchase Date, an Officers' Certificate setting forth (i) the Section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the purchase price, (iv) the principal amount of the Senior Notes to be purchased, and (v) further setting forth a statement to the effect that (a) the Partnership or one of its Subsidiaries has made an Asset Sale and there are Excess Proceeds aggregating more than $15 million and the amount of such Excess Proceeds or (b) a Change of Control has occurred, as applicable.

SECTION 3.02.   SELECTION OF SENIOR NOTES TO BE PURCHASED OR REDEEMED.

           If the Issuers elect to redeem less than all of the Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof and paragraph 5 of the Senior Notes, the Trustee shall select the Senior Notes to be redeemed as follows:

           The Trustee shall select the Senior Notes to be redeemed among the Holders of the Senior Notes on a pro rata basis, by lot or in accordance with any other method the trustee considers fair and appropriate.

           If less than all of the Senior Notes properly tendered in an Asset Sale Offer pursuant to Sections 3.09 and 4.10 hereof are to be purchased, the Trustee shall select the Senior Notes to be purchased on a pro rata basis.

           The Trustee shall promptly notify the Issuers in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial purchase or redemption, the principal amount thereof to be purchased or redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be purchased or redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be purchased or redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

           In the event the Issuers are required to make an Asset Sale Offer pursuant to Section 4.10 hereof and the amount of Excess Proceeds to be applied to such purchase would result in the purchase of a principal amount of Senior Notes which is not evenly divisible by $1,000, the Trustee shall promptly refund to the Issuers the portion of such Excess Proceeds that is not necessary to purchase the immediately lesser principal amount of Senior Notes that is so divisible.

SECTION 3.03.   NOTICE OF REDEMPTION.

           At least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

           The notice shall identify the Senior Notes to be redeemed and shall state:

                (a)   the redemption date;

                (b)   the redemption price;

                (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Note;

                (d)   the name and address of the Paying Agent;

                (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                (f) that, unless the Issuers default in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

                (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

                (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

           At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at their expense; provided, however, that the Issuers shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (which request may be revoked by so notifying the Trustee in writing on or before the Business Day immediately preceding the date requested for the mailing of such notice).

SECTION 3.04.   EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not. be conditional
SECTION 3.05.   DEPOSIT OF REDEMPTION PRICE.

           One Business Day prior to the redemption date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest including Liquidated Damages, if any, on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Senior Notes to be redeemed.

           If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption. If a Senior Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof.

SECTION 3.06.   SENIOR NOTES REDEEMED IN PART.

           Upon surrender of a Senior Note that is redeemed in part, the Issuers shall issue and, upon the Issuers' written request, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07.   OPTIONAL REDEMPTION.

           The Issuers may redeem all or any portion of the Senior Notes, upon the terms and at the redemption prices set forth in paragraph 5 of the Senior Notes. Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

SECTION 3.08.   MANDATORY REDEMPTION.

           Except as set forth under Sections 4.10 and 4.14 hereof, the Issuers shall not be required to make mandatory payments with respect to the Senior Notes.

SECTION 3.09.   ASSET SALE OFFERS.

           In the event that, pursuant to Section 4.10 hereof, the Issuers shall be required to commence an offer to all Holders to purchase Senior Notes (an "Asset Sale Offer"), it shall follow the procedures specified in this Section 3.09.

           The Asset Sale Offer shall commence on the date (the "Commencement Date") specified in Section 4.10 hereof and shall remain open for a period specified by the Issuers, which shall be in accordance with Section 4.10 hereof (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Issuers shall purchase the principal amount of Senior Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Senior Notes tendered in response to such Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name a Senior
Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to such Asset Sale Offer.

           Upon the commencement of an Asset Sale Offer, the Issuers shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to such Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                (a) that the Asset Sale Offer is being made  pursuant to Section
      4.10  hereof,  the  Offer  Period,  and the  expiration  date of the Offer
      Period;

                (b)   the Offer Amount, the purchase price and the Purchase
      Date;

                (c) that any Senior Note not tendered and accepted for payment shall continue to accrue interest and Liquidated Damages, if any;

                (d) that, unless the Issuers default in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

                (e) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Issuers, a depositary, if appointed by the Issuers, or a Paying Agent at the address specified in the notice prior to the close of the Offer Period;

                (f) that Holders shall be entitled to withdraw their election if the Issuers, the depositary or the Paying Agent, as the case may be, receives, not later than the close of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

                (g) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the Offer Amount, the Senior Notes to be purchased shall be selected pursuant to the terms of Section 3.02 hereof, and that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantor) equal in principal amount to the unpurchased portion of the Senior Notes surrendered; and

                (h) the circumstances and material facts regarding the Asset Sale or Asset Sales giving rise to such Asset Sale Offer, including but not limited to, information with respect to pro forma and historical financial information if material operations of the Partnership or any Subsidiary were divested in such Asset Sale or Asset Sales.

           On or before the Purchase Date, the Issuers shall, to the extent lawful, accept for payment, pursuant to the terms of Section 3.02 hereof, the Offer Amount of Senior Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Senior Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 3.09. The Issuers, the depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) wire, mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Issuers for purchase, and the Issuers shall promptly issue a new Senior Note, and the Trustee, upon written request from the Issuers shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers shall publicly announce the results of such Asset Sale Offer on the Purchase Date.

           Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof to the extent applicable.


                                    ARTICLE 4
                                    COVENANTS

SECTION 4.01.   PAYMENT OF SENIOR NOTES.

           The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuers or the Guarantor, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers or the Guarantor in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, including Liquidated Damages, if any, then due.

           The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, including Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   MAINTENANCE OF OFFICE OR AGENCY.

           The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers or the Guarantor in respect of the Senior Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           The Issuers may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section
2.03 hereof.

SECTION 4.03.   REPORTS.

           Whether or not required by the rules and regulations of the SEC, so long as any Senior Notes are outstanding, the Issuers will furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuers were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Issuers' certified independent accountants and (ii) all reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Issuers will file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to investors who request it in writing. In addition, for so long as any Senior Notes remain outstanding, the Issuers shall furnish to all Holders and to securities analysts and prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04.   COMPLIANCE CERTIFICATE.

           (a) Each Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Partnership and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each Issuer, the Guarantor and each obligor on the Senior Notes and this Indenture has kept, observed, performed and fulfilled its obligations under this Indenture (including with respect to any Restricted Payments made during such year, the basis upon which the calculations required by Section 4.07 hereof were computed, which calculations may be based on the Partnership's latest available financial statements), and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, each Issuer, the Guarantor and each such obligor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Pledge Agreement (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each Issuer, the Guarantor or each such obligor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action each Issuer, the Guarantor or each such obligor, as the case may be, is taking or proposes to take with respect thereto.

           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 hereof shall be accompanied by a written statement of the Partnership's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) Each Issuer and the Guarantor shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer of such Issuer (or of the General Partner, in the case of the Partnership and the Guarantor) becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action such Issuer and the Guarantor is taking or proposes to take with respect thereto.

SECTION 4.05.   TAXES.

           The Issuers shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.06.   STAY, EXTENSION AND USURY LAWS.

           Each of the Issuers and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Issuers and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.   RESTRICTED PAYMENTS.

           The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Partnership's or any Subsidiary's Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Interests) of the Partnership, (y) dividends or distributions payable to the Partnership or the Operating Partnership or (z) distributions or dividends payable pro rata to all holders of Capital Interests of any such Subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Partnership or any Subsidiary or other Affiliate of the Partnership (other than any such Equity Interests owned by the Partnership or the Operating Partnership); (iii) purchase, redeem or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes; or
(iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

                (b) the Fixed Charge Coverage Ratio of the Partnership for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than 2.0 to 1.0; and

                (c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments (other than any Restricted Payments permitted by the provisions of clauses (ii) or (iii) of the penultimate paragraph of this Section 4.07) made by the Partnership and its Subsidiaries in the fiscal quarter during which such Restricted
      Payment is made, shall not exceed an amount equal to the sum of (i) Available Cash of the Partnership for the immediately preceding fiscal quarter (or, with respect to the first fiscal quarter during which Restricted Payments are made, the amount of Available Cash of the Partnership for the period commencing on the date of this Indenture and ending on the last day of the immediately preceding fiscal quarter) plus
      (ii) the lesser of (x) the amount of Available Cash of the Partnership for the first 45 days of the fiscal quarter during which such Restricted Payment is made and (y) the amount of working capital Indebtedness that the Partnership could have incurred on the last day of the immediately preceding fiscal quarter under the terms of the agreements and instruments governing its outstanding Indebtedness on such date.

           The foregoing provisions will not prohibit (i) the payment of any distribution within 60 days after the date on which the Partnership becomes committed to make such distribution, if at said date of commitment such payment would have complied with the provisions of this Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Partnership in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Partnership) of other Equity Interests of the Partnership (other than any Disqualified Interests); and (iii) the defeasance, redemption or repurchase of Subordinated Indebtedness with the proceeds of Permitted Refinancing Indebtedness.

           Not later than the date of making any Restricted Payment, the General Partner shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Partnership's latest available financial statements.

SECTION 4.08.   DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

           The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions to the Partnership or any of its Subsidiaries (1) on its Capital Interests or (2) with respect to any other interest or participation in, or measured by, its profits,
(b) pay any indebtedness owed to the Partnership or any of its Subsidiaries, (c) make loans or advances to the Partnership or any of its Subsidiaries or (d) transfer any of its properties or assets to the Partnership or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness as in effect on the date of this Indenture,
(ii) the Credit Facility, as in effect on the date of this Indenture, this Indenture, the Senior Notes, the Subsidiary Guarantee, the Operating Partnership Indenture as in effect on the date of this Indenture, the Fixed Rate Notes and the Floating Rate Notes, (iii) applicable law, (iv) any instrument governing Indebtedness or Capital Interests of a Person acquired by the Partnership or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person to the extent that dividends, distributions, loans, advances or transfers thereof is limited by such encumbrance or restriction on the date of acquisition is not taken into account in determining whether such acquisition was permitted by the terms of this Indenture, (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (vii) Permitted Refinancing Indebtedness of any Existing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, (viii) agreements governing any Indebtedness that is permitted to be incurred hereunder and that is incurred to extend, refinance, renew, replace, defease or refund Indebtedness outstanding pursuant to the Credit Facility, provided that the restrictions contained in the agreements governing such refinancing Indebtedness are no more restrictive than those contained in the Credit Facility as in effect on the date of this Indenture or (ix) other Indebtedness permitted to be incurred subsequent to the date of this Indenture pursuant to the provisions of Section 4.09 hereof; provided that such restrictions are no more restrictive than those contained in the Credit Facility and the Operating Partnership Indenture, each as in effect on the date of this Indenture.

SECTION 4.09.INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF DISQUALIFIED INTERESTS.

           The Issuers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and the Issuers shall not issue any Disqualified Interests and shall not permit any of their Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuers may incur Indebtedness and any Subsidiary of the Issuers may incur Acquired Debt if the Fixed Charge Coverage Ratio for the Partnership's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

           Notwithstanding the foregoing, the Operating Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly incur any Subordinated Indebtedness (including Acquired Debt which constitutes Subordinated Indebtedness) and that the Operating Partnership shall not issue any Disqualified Interests and shall not permit any of its Subsidiaries to issue any shares of preferred stock prior to the Subsidiary Guarantee Effectiveness Date, irrespective of whether the Partnership's Fixed Charge Coverage Ratio exceeds 2.25 to 1.0.

           The foregoing limitations of this Section 4.09 will not apply to: (i) the Indebtedness represented by the Senior Notes and the Subsidiary Guarantee;
(ii) the incurrence by the Operating Partnership of Indebtedness pursuant to the Credit Facility (or any Permitted Senior Refinancing Indebtedness in respect thereof) in an aggregate principal amount at any time outstanding not to exceed $205.0 million; (iii) the Indebtedness represented by the existing Fixed Rate Notes and Floating Rate Notes; (iv) revolving Indebtedness incurred solely for working capital purposes in an aggregate outstanding principal amount not to exceed $40.0 million at any time, provided that the outstanding principal balance of such revolving Indebtedness (or, if such revolving Indebtedness is incurred as an addition or extension to the Credit Facility, the outstanding principal balance under the Credit Facility in excess of the limits set forth in clause (ii) above) shall be reduced to zero for a period of 30 consecutive days during each fiscal year; (v) the incurrence by the Partnership or any of its Subsidiaries of Indebtedness in respect of Capitalized Lease Obligations in an aggregate principal amount not to exceed $15.0 million; (vi) the Existing Indebtedness; (vii) the incurrence by the Partnership or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the proceeds of which are used to extend, refinance, renew, replace, defease or refund any then outstanding Indebtedness of the Partnership or such Subsidiary not incurred in violation of this Indenture; (viii) Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; (ix) Indebtedness of any Subsidiary of the Partnership to the Partnership or any of its Wholly Owned Subsidiaries; (x) the incurrence by the Partnership, the Operating Partnership or the Insurance Company Subsidiary of Indebtedness owing directly to its insurance carriers (without duplication) in connection with the Partnership's, the Operating Partnership's, their Subsidiaries' or their Affiliates' self-insurance programs or other similar forms of retained insurable risks for their respective retail propane businesses, consisting of reinsurance agreements and indemnification agreements (and guarantees of the foregoing) secured by letters of credit, provided that the Indebtedness evidenced by such reinsurance agreements, indemnification agreements, guarantees and letters of credit shall be counted (without duplication) for purposes of all calculations pursuant to the Fixed Charge Coverage Ratio test above; (xi) surety bonds and appeal bonds required in the ordinary course of business or in connection with the enforcement of rights or claims of the Partnership or any of its Subsidiaries or in connection with judgments that do not result in a Default or Event of Default; (xii) the incurrence by the Partnership or the Operating Partnership of Indebtedness in connection with acquisitions of retail propane businesses in favor of the sellers of such businesses in a principal amount not to exceed $15.0 million in any fiscal year or $60.0 million in the aggregate outstanding at any one time, provided that the principal amount of such Indebtedness incurred in connection with any such acquisition shall not exceed the fair market value of the assets so acquired; and (xiii) Indebtedness of the Partnership owing from time to time to the General Partner or an Affiliate of the General Partner that is unsecured and that is Subordinated Indebtedness; provided that the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $50.0 million.

           The aggregate amount of Indebtedness permitted to be incurred by clauses (ii), (iv), (v), (xii) and (xiii) above, shall be reduced by the aggregate amount of any sale and leaseback transaction entered into by the Partnership or its Subsidiaries pursuant to the terms of the last sentence of
Section 4.17 of this Indenture.

           For purposes of this Section 4.09, any revolving Indebtedness shall be deemed to have been incurred only at such time at which the agreements and instruments (including any amendments thereto that increase the amount, reduce the Weighted Average Life to Maturity, change any subordination provisions or create any additional obligor of such revolving Indebtedness) are executed, in an amount equal to the maximum amount of such revolving Indebtedness permitted to be borrowed thereunder, and the Partnership's ability to borrow or reborrow such revolving Indebtedness up to such maximum permitted amount shall not thereafter be limited by the provisions of this Section 4.09 (other than the proviso set forth in clause (iv) of the third paragraph of this Section 4.09.)

SECTION 4.10.   ASSET SALES.

           The  Partnership   shall  not,  and  shall  not  permit  any  of  its
Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership shall be governed by the provisions of Sections 4.14 and/or 5.01 hereof and not by the provisions of this Section 4.10), or (ii) issue or sell Equity Interests of any of its Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (a) that have a fair market value in excess of $5 million, or (b) for net proceeds in excess of $5 million (each of the foregoing, an "Asset Sale"), unless (x) the Partnership (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets sold or otherwise disposed of and (y) at least 80% of the consideration therefor received by the Partnership or such Subsidiary is in the form of cash; provided, however, that the amount of (A) any liabilities (as shown on the Partnership's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Partnership or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Senior Notes) that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Partnership or any such Subsidiary from such transferee that are immediately converted by the Partnership or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (1) any transfer of assets by the Partnership or any of its Subsidiaries to a Wholly Owned Subsidiary of the Partnership that is a Guarantor, (2) any transfer of assets by the Partnership or any of its Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section 4.16 hereof and having a fair market value not less than that of the assets so transferred, (3) any transfer of assets pursuant to a Permitted Investment and (4) any transfer of assets to a Non-Recourse Subsidiary by the Partnership or any of its Subsidiaries, which assets were acquired in a Flow-Through Acquisition; provided that no Default or Event of Default has occurred and is continuing or would occur as a result of such transfer.

           Within 270 days after any Asset Sale, the Partnership may apply the Net Proceeds from such Asset Sale to (a) permanently reduce Indebtedness outstanding under the Credit Facility (with a permanent reduction of availability in the case of revolving Indebtedness), the Operating Partnership Indenture or any other Indebtedness permitted to be incurred by the Operating Partnership under this Indenture or (b) an investment in capital expenditures or other long-term tangible assets, in each case, in the same line of business as the Partnership and its Subsidiaries were engaged in on the date of this Indenture. Pending the final application of any such Net Proceeds, the Partnership may temporarily reduce borrowings under the Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture. Any Net Proceeds from the Asset Sale that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $15 million, the Issuers shall make an Asset Sale Offer to all Holders of Senior Notes to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued, unpaid interest and Liquidated Damages, if any, to the date of purchase, in accordance with the procedures set forth in Article 3 hereof. The Issuers shall commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceeds $15 million by mailing the notice required in Section 3.09 hereof to the Holders. The Offer Period shall be not less than 30 days and not more than 40 days, unless a longer period is required by law. The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes in connection with an Asset Sale Offer. To the extent that the aggregate amount of Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Partnership may use such deficiency for general business purposes. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

SECTION 4.11.   TRANSACTIONS WITH AFFILIATES.

           The Partnership shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, including any Non-Recourse Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Partnership or such Subsidiary with an unrelated Person and
(b) with respect to (i) any Affiliate Transaction with an aggregate value in excess of $500,000, a majority of the directors of the General Partner having no direct or indirect economic interest in such Affiliate Transaction determines by resolution that such Affiliate Transaction complies with clause (a) above and approves such Affiliate Transaction and (ii) any Affiliate Transaction involving the purchase or other acquisition or sale, lease, transfer or other disposition of properties or assets other than in the ordinary course of business, in each case, having a fair market value or for net proceeds in excess of $15.0 million, the Partnership delivers to the Trustee an opinion as to the fairness to the Partnership or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement or stock option agreement entered into by the Partnership (or the General Partner) in the ordinary course of business and consistent with the past practice of the Partnership (or the General Partner) or such Subsidiary, (ii) Restricted Payments permitted by the provisions of Section 4.07 hereof, and (iii) transactions entered into by the Partnership, the Operating Partnership or the Insurance Company Subsidiary in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane businesses operated by the Partnership, its Subsidiaries and its Affiliates, in each case, shall not be deemed Affiliate Transactions. Notwithstanding the foregoing, in any transaction involving a Flow-Through Acquisition, the dollar amount equal to the purchase price paid by the General Partner or its parent to any third party that is not an Affiliate for such property, assets or equipment will be excluded from calculating the value and/or net proceeds set forth in clauses (b)(i) and
(ii) above.

SECTION 4.12.   LIENS.

           The Partnership shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.13.   LIMITATIONS ON SUBSIDIARY STRUCTURE.

           Each of the Operating Partnership and Finance Corp. shall at all times continue to be direct Wholly Owned Subsidiaries of the Partnership.
In addition, the Operating Partnership and the Finance Corps. may not at any time be designated as Non-Recourse Subsidiaries.

SECTION 4.14.   OFFER TO PURCHASE UPON CHANGE OF CONTROL.

           Upon the occurrence of a Change of Control, the Issuers shall make an offer (a "Change of Control Offer") to each Holder to purchase all or any part of such Holder's Senior Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase (the "Change of Control Payment"). The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with such Change of Control Offer.

           The Issuers shall commence such Change of Control Offer within 10 days following any Change of Control by mailing a notice of such Change of Control to each Holder at its last registered address with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing until the close of business on the Business Day preceding the Change of Control Payment Date (as defined below). The notice, which shall govern the terms of the Change of Control Offer, shall state:

           (1)  that the Change of Control Offer is being made pursuant to this
                Section 4.14 and that all Senior Notes tendered will be accepted for payment;

           (2) the amount of the Change of Control Payment and the purchase date, which is a date no earlier than 30 days nor later than 60 days from the date that the Issuers mail notice of the Change of Control to the Holders (the "Change of Control Payment Date");

           (3) that any Senior Notes not tendered will continue to accrue interest in accordance with the terms of the Indenture;

           (4) that, unless the Issuers default in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

           (5) that Holders electing to have Senior Notes purchased pursuant to the Change of Control Offer will be required to surrender their Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

           (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes the Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Senior Notes purchased;

           (7) that Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof; and

           (8) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical financial information after giving effect to such Change of Control, information regarding the Person or Persons acquiring control and such Person's or Persons' business plans going forward).

           On the Change of Control Payment Date, the Issuers shall, to the extent lawful, (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate amount of the Senior Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly, but in no event later than three Business Days following the Change of Control Payment Date, wire or mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Payment for such Senior Notes, and the Issuers shall promptly issue a new Senior Note, and the Trustee shall authenticate and mail or deliver a new Senior Note to such Holder equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided, that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Issuers shall publicly announce in The Wall Street Journal, or if no longer published, a national newspaper of general circulation the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.15.   PARTNERSHIP OR CORPORATE EXISTENCE.

           Subject to Article 5 hereof, as the case may be, each Issuer and the Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or partnership existence, and the corporate or partnership existence of each of their Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Issuer, the Guarantor or any such Subsidiary, as the case may be, and (ii) the rights (charter and statutory), licenses and franchises of each Issuer, the Guarantor and their respective Subsidiaries; provided, however, that the Issuers and the Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of their respective Subsidiaries, if an Officer of the General Partner or Finance Corp., as the case may be, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuers, the Guarantor and their Subsidiaries, taken as a whole and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.16.   LINE OF BUSINESS.

           For so long as any Senior Notes are outstanding, the Partnership and its Subsidiaries will not materially or substantially engage in any business other than that in which the Partnership and its Subsidiaries were engaged on the date of this Indenture.

SECTION 4.17.   LIMITATION ON SALE AND LEASEBACK TRANSACTIONS.

           The Partnership shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Partnership or such Subsidiary of any property that has been or is to be sold or transferred by the Partnership or such Subsidiary to such Person in contemplation of such leasing, unless (a) the Partnership or such Subsidiary would be permitted under this Indenture to incur Indebtedness secured by a Lien on such property in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction or (b) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (i) three years and (ii) 60% of the useful remaining life of such property. Notwithstanding the foregoing, the Partnership and its Subsidiaries may enter into sale and leaseback transactions relating to propane tanks up to an aggregate principal amount of $25 million at any time, provided that such transaction would not cause a default under Section 4.09 hereof.

SECTION 4.18. RESTRICTIONS ON NATURE OF INDEBTEDNESS AND ACTIVITIES OF FINANCE CORP.

           In addition to the provisions of Section 4.09 hereof, Finance Corp. shall not incur any Indebtedness unless (a) the Partnership is a co-obligor or guarantor of such Indebtedness or (b) the net proceeds of such Indebtedness are lent to the Partnership, used to acquire outstanding debt securities issued by the Partnership or used directly or indirectly to refinance or discharge Indebtedness permitted under the limitations of this Section 4.18. Finance Corp. shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Partnership.


                                    ARTICLE 5
                                   SUCCESSORS

SECTION 5.01.   MERGER, CONSOLIDATION, OR SALE OF ASSETS.

           (a) The Partnership shall not consolidate or merge with or into (whether or not the Partnership is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Partnership is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;
(ii) the Person formed by or surviving any such consolidation or merger (if other than the Partnership) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Partnership pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Senior Notes and this Indenture; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) the Partnership or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Partnership immediately preceding the transaction and (B) shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof.

           (b) Finance Corp. may not consolidate or merge with or into (whether or not Finance Corp. is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) Finance Corp. is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and a Wholly Owned Subsidiary of the Partnership; (ii) the Person formed by or surviving any such consolidation or merger (if other than Finance Corp.) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of Finance Corp., pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee, under the Senior Notes and this Indenture; and (iii) immediately after such transaction no Default or Event of Default exists.

           (c) The Partnership or Finance Corp., as the case may be, shall deliver to the Trustee prior to the consummation of the proposed transaction pursuant to the foregoing paragraphs (a) and (b) an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

SECTION 5.02.   SUCCESSOR PERSON SUBSTITUTED.

           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Partnership or Finance Corp. in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Partnership or Finance Corp. is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Partnership," "Finance Corp.," or the "Issuers," as the case may be shall refer to or include instead the successor Person and not the Partnership or Finance Corp., as the case may be), and may exercise every right and power of the Partnership or Finance Corp., as the case may be under this Indenture with the same effect as if such successor Person had been named as the Partnership or Finance Corp., as the case may be, herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of, premium, if any, and interest including Liquidated Damages, if any, on the Senior Notes except in the case of a sale of all of such Issuer's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

SECTION 6.01.   EVENTS OF DEFAULT.

           An "Event of Default" occurs if:

                (a) the Issuers or the Guarantor default in the payment of interest and Liquidated Damages, if any, on the Senior Notes when the same becomes due and payable and such default continues for a period of 30 days;

                (b) the Issuers or the Guarantor default in the payment of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                (c) the Issuers fail for a period of 20 days to observe or perform any covenant, condition or agreement on the part of the Issuers to be observed or performed pursuant to Sections 4.07, 4.09, 4.10, 4.14 and
      5.01 hereof;

                (d) the Issuers or the Guarantor fail to comply with any of their other respective agreements or covenants in, or provisions of, the Senior Notes, the Subsidiary Guarantee or this Indenture and the Default continues for the period and after the notice specified below;

                (e) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Subsidiaries (or the payment of which is Guaranteed by the Partnership or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists or shall be created hereafter, which default (i) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other Indebtedness as to which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more;

                (f) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Partnership or any of its Subsidiaries and such judgments are not paid, discharged or stayed for a period of 60 days, provided that the aggregate of all such undischarged judgments exceeds $10 million;

                (g) except as otherwise permitted hereunder, the Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor (or its successors or assigns), or any Person acting on behalf of the Guarantor (or its successors or assigns), shall deny or disaffirm its obligations under the Subsidiary Guarantee;

                (h) the Partnership breaches any material representation or warranty set forth in the Pledge Agreement, or default by the Partnership in the performance of any covenant set forth in the Pledge Agreement after applicable grace periods, or repudiation by the Partnership of its obligations under the Pledge Agreement or the unenforceability of any material provision of the Pledge Agreement for any reason;

                (i) the Partnership or any of its Subsidiaries pursuant to or within the meaning of any Bankruptcy Law:

                      (i)  commences a voluntary case,

                      (ii) consents to the entry of an order for relief against it in an involuntary case,

                      (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                      (iv) makes a general assignment for the benefit of its creditors, or

                      (v) generally is not paying its debts as they become due; or

                (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Partnership or any Subsidiary of the Partnership in an involuntary case,

                      (ii) appoints a Custodian of the Partnership or any Subsidiary of the Partnership or for all or substantially all of the property of the Partnership or any Subsidiary of the Partnership, or

                      (iii) orders the liquidation of the Partnership or any Subsidiary of the Partnership,

      and the order or decree remains unstayed and in effect for 60 consecutive days.

           A Default under clause (d) is not an Event of Default until the Trustee notifies the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Senior Notes notify the Issuers and the Trustee, of the Default and the Issuers do not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

           In the case of any Event of Default pursuant to the provisions of this Section 6.01 occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law, anything in this Indenture or in the Senior Notes to the contrary notwithstanding. If an Event of Default occurs prior to June 15, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Senior Notes prior to June 15, 2001 pursuant to Section 3.07 hereof, then the premium payable for purposes of this paragraph for each of the years beginning on June 15 of the years set forth below shall be as set forth in the following table expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence, plus accrued interest and Liquidated Damages, if any, to the date of payment:

                           Year......................................Percentage

                           1996......................................109.3750%
                           1997......................................108.4375%
                           1998......................................107.5000%
                           1999......................................106.5625%
                           2000......................................105.6250%

SECTION 6.02.   ACCELERATION.

           If an Event of Default (other than an Event of Default specified in clauses (i) and (j) of Section 6.01 hereof relating to either Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in principal amount of the then outstanding Senior Notes by written notice to the Issuers and the Trustee may declare the unpaid principal of, any accrued interest and Liquidated Damages, if any, on all the Senior Notes to be due and payable. Upon such declaration the principal, interest and Liquidated Damages, if any, shall be due and payable immediately (together with the premium referred to in Section 6.01 hereof, if applicable). If an Event of Default specified in clause (i) or (j) of
Section 6.01 hereof relating to either Issuer, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Senior Notes by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived.

SECTION 6.03.   OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture.

           The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   WAIVER OF PAST DEFAULTS.

           Holders of not less than a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   CONTROL BY MAJORITY.

           Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability.

SECTION 6.06.   LIMITATION ON SUITS.

           A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes only if:

                (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from either Issuer;

                (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

                (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request; provided, however, that such provision does not affect the right of a Holder of a Senior Note to sue for enforcement of any overdue payment thereon.

A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.07.   RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT.

           Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal of, premium, if any, interest, and Liquidated Damages, if any, on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of principal of, premium, if any, interest, and Liquidated Damages, if any, remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Senior Notes, including the Guarantor), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   PRIORITIES.

           If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, interest, and Liquidated Damages, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any, interest and Liquidated Damages, if any, respectively; and

                Third: to the Partnership or to such party as a court of competent jurisdiction shall direct.

           The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11.   UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.


                                    ARTICLE 7
                                     TRUSTEE

SECTION 7.01.   DUTIES OF TRUSTEE.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (b)  Except during the continuance of an Event of Default:

                (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.   RIGHTS OF TRUSTEE.

           (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require from either Issuer an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from either Issuer shall be sufficient if signed by an Officer of the General Partner (in the case of the Partnership) or by an Officer of Finance Corp. (in the case of Finance Corp.)

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

           (g) Except with respect to Section 4.01 and 4.04 hereof, the Trustee shall have no duty to inquire as to the performance of the Issuers' covenants in
Article 4 hereof. In addition, the Trustee shall not be deemed to have knowledge any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(1), 6.01(2) or 6.01(3) hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

SECTION 7.03.   INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with either Issuer, the Guarantor or any Affiliate of either Issuer or the Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.
The Trustee is also subject to Sections 7.10 and 7.11 hereof.

SECTION 7.04.   TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Issuers' use of the proceeds from the Senior Notes or any money paid to the Issuers or upon the Issuers' direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05.   NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest including Liquidated Damages on any Senior Note (including any failure to make any mandatory redemption payment required hereunder), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.06.   REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES.

           Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

           A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Issuers and filed with the SEC and each stock exchange on which the Senior Notes are listed in accordance with TIA ss. 313(d). The Issuers shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.07.   COMPENSATION AND INDEMNITY.

           The Issuers and the Guarantor shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and its services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers and the Guarantor shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           The Issuers and the Guarantor shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantor (including this Section 7.07), and defending itself against any claim (whether asserted by either Issuer, the Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers and the Guarantor of their obligations hereunder. The Issuers and the Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers and the Guarantor shall pay the reasonable fees and expenses of such counsel. The Issuers and the Guarantor need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

           The  obligations of the Issuers and the Guarantor  under this Section
7.07 shall survive the satisfaction and discharge of this Indenture.

           To secure the Issuers' and the Guarantor's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

SECTION 7.08.   REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of Senior Notes of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing.
The Issuers may remove the Trustee if:

                (a)   the Trustee fails to comply with Section 7.10 hereof;

                (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                (c) a Custodian or public officer takes charge of the Trustee or its property; or

                (d)   the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, the Guarantor, or the Holders of Senior Notes of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers' and the Guarantor's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10.   ELIGIBILITY; DISQUALIFICATION.

           There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

SECTION 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS.

           The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

           The Issuers may, at the option of the Board of Directors and the Board of Directors of Finance Corp. evidenced in each case by a resolution set forth in an Officers' Certificate, at any time elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article 8.

SECTION 8.02.   LEGAL DEFEASANCE AND DISCHARGE.

           Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each of the Issuers and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes and Subsidiary Guarantee on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest including Liquidated Damages, if any, on such Senior Notes when such payments are due, (b) the Issuers' and Guarantor's obligations with respect to such Senior Notes under Article 2 and
Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers' and the Guarantor's obligations in connection therewith and (d) this Article 8. Subject to compliance with this
Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   COVENANT DEFEASANCE.

           Upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03, each of the Issuers and the Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18 and 5.01 hereof with respect to the outstanding Senior Notes and the Subsidiary Guarantee on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Issuers may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture, such Senior Notes and the Subsidiary Guarantee shall be unaffected thereby. In addition, upon the Issuers' exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(e) and 6.01(f) hereof shall not constitute Events of Default.

SECTION 8.04.   CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

      The following shall be the conditions to the application of either Section
8.02 or 8.03 hereof to the outstanding Senior Notes:

           In order to exercise either Legal Defeasance or Covenant Defeasance:

                (a) the Issuers or the Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (i) cash in U.S. Dollars in an amount, or
      (ii) non-callable Government Securities which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (iii) a combination thereof, in such amounts, as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge (A) the principal of, premium, if any, interest, including Liquidated Damages, if any, on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest including Liquidated Damages, if any, and (B) any mandatory sinking fund payments or analogous payments applicable to the outstanding Senior Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Senior Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such non-callable Government Securities to said payments with respect to the Senior Notes;

                (b) in the case of an election under Section 8.02 hereof, the Issuers or the Guarantor shall have delivered to the Trustee an Opinion of Counsel (which counsel may be an employee of either Issuer or any Subsidiary of either Issuer) reasonably acceptable to the Trustee confirming that (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                (c) in the case of an election under Section 8.03 hereof, the Issuers or the Guarantor shall have delivered to the Trustee an Opinion of Counsel (which counsel may be an employee of either Issuer or any Subsidiary of either Issuer) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                (d) no Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.01(i) or 6.01(j) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit (or greater period of time in which any such deposit of trust funds may remain subject to Bankruptcy Law insofar as those apply to the deposit by the Issuers);

                (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either Issuer or any of their Subsidiaries is a party or by which either Issuer or any of their Subsidiaries is bound;

                (f) the Issuers or the Guarantor shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

                (g) the Issuers or the Guarantor shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers or the Guarantor with the intent of preferring the Holders over any other creditors of the Issuers or the Guarantor or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuers or others; and

                (h) the Issuers or the Guarantor shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with as contemplated hereby.

SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

           Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including either Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, including Liquidated Damages, if any, but such money need not be segregated from other funds except to the extent required by law.

           The Issuers and the Guarantor shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

           Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.06.   REPAYMENT TO ISSUERS.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, interest or Liquidated Damages, if any, have become due and payable shall be paid to the Issuers on its request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

SECTION 8.07.   REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers' and the Guarantor's obligations under this Indenture, the Senior Notes and the Subsidiary Guarantee shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers and the Guarantor make any payment of principal of, premium, if any, interest or Liquidated Damages, if any, on any Senior Note following the reinstatement of its obligations, the Issuers and the Guarantor shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.   WITHOUT CONSENT OF HOLDERS OF SENIOR NOTES.

           Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantor and the Trustee may amend or supplement this Indenture or the Senior Notes or the Subsidiary Guarantee or the Pledge Agreement without the consent of any Holder of a Senior Note:

                (a)   to cure any ambiguity, defect or inconsistency;

                (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

                (c) to provide for the assumption of the Partnership's, Finance Corp.'s or the Guarantor's obligations to the Holders of the Senior Notes in the case of a merger or consolidation pursuant to Article 5 or Article 12 hereof, as the case may be;

                (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Note; or

                (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

           Upon the request of the Issuers accompanied by a resolution of the Board of Directors of each of the General Partner and Finance Corp. authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantor in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02.   WITH CONSENT OF HOLDERS OF SENIOR NOTES.

           Except as provided below in this Section 9.02, the Issuers, the Guarantor and the Trustee may amend or supplement this Indenture or the Senior Notes or the Subsidiary Guarantee or the Pledge Agreement with the written consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.04 and
6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes).

           Upon the request of the Issuers accompanied by a resolution of the Board of Directors of each of the General Partner and Finance Corp. authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuers and the Guarantor in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section becomes effective, the Issuers shall mail to the Holders of Senior Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Issuers or the Guarantor with any provision of this Indenture, the Senior Note, the Pledge Agreement or the Subsidiary Guarantee. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder):

                (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change the fixed maturity of any Senior Note or alter any of the provisions with respect to the redemption of the Senior Notes (other than provisions of Section 4.10 and Section
      4.14 hereof);

                (c) reduce the rate of or change the time for payment of interest, including default interest and Liquidated Damages, if any, on any Senior Note;

                (d) waive a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

                (e) make any Senior Note payable in money other than that stated in the Senior Notes;

                (f) make any change in Section 6.04 or 6.07 hereof or in the provisions of this Indenture relating to the rights of Holders of Senior Notes to receive payments of principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes;

                (g) waive a redemption payment with respect to any Senior Note (other than a payment required by Section 4.10 or Section 4.14 hereof);

                (h) except as otherwise permitted in this Indenture, release the Guarantor from its obligations under the Subsidiary Guarantee or change the Subsidiary Guarantee in any manner that adversely affects Holders;

                (i) release all or substantially all of the Pledged Collateral from the Lien of the Indenture and the Pledge Agreement; or

                (j)   make any change in this sentence of this Section 9.02.

SECTION 9.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture or the Senior Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04.   REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder of a Senior Note and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder of a Senior Note or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the

Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05.   NOTATION ON OR EXCHANGE OF SENIOR NOTES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Issuers in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes (accompanied by a notation of the Subsidiary Guarantee duly endorsed by the Guarantor) that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

           The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers and the Guarantor may not sign an amendment or supplemental Indenture until the Board of Directors of each of the General Partner and Finance Corp. approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.


                                   ARTICLE 10
                             COLLATERAL AND SECURITY

SECTION 10.01.  PLEDGE AGREEMENT.

           The due and punctual payment of the principal of, premium, if any, interest, and Liquidated Damages, if any, on the Senior Notes when and as the same shall be due and payable, whether at maturity, by acceleration, repurchase or otherwise, and interest on the overdue principal of, premium, if any, interest, and Liquidated Damages, if any, on the Senior Notes and performance of all other obligations of the Issuers to the Holders of Senior Notes or the Trustee under this Indenture and the Senior Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement that the Partnership and the General Partner have entered into simultaneously with the execution of this Indenture. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Partnership shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein expressed. The Partnership shall take, or shall cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Issuers hereunder, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, superior to and prior to the rights of all third Persons and subject to no other Liens, other than as permitted by the Pledge Agreement.

SECTION 10.02.  RECORDING AND OPINIONS.

           (a) The Partnership shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

           (b) The Partnership shall furnish to the Collateral Agent and the Trustee on April 26 in each year beginning with April 26, 1996, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge
Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

           (c) The Issuers shall otherwise comply with the provisions of TIA ss.314(b). SECTION 10.03. RELEASE OF COLLATERAL.

           (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Pledged Collateral may be released from the Lien and security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement or as provided hereby.

           (b) No Pledged Collateral shall be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement unless there shall have been delivered to the Collateral Agent an Officers' Certificate certifying that all conditions precedent hereunder have been met. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Pledged Collateral permitted to be released pursuant to this Indenture or the Pledge Agreement.

           (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Senior Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Pledged Collateral pursuant to the provisions of the Pledge Agreement shall be effective as against the Holders of Senior Notes.

           (d) The release of any Pledged Collateral from the terms of this Indenture and the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms hereof or of the Pledge Agreement. To the extent applicable, the Issuers shall cause TIA ss. 313(b), relating to reports, and TIA ss. 314(d), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement, to be complied with. Any certificate or opinion required by TIA ss. 314(d) may be made by an Officer of the General Partner, on behalf of the Partnership, except in cases where TIA ss. 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 10.04.  CERTIFICATES OF THE ISSUERS.

           The Issuers shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Pledge Agreement, (i) all documents required by TIA ss.314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Issuers, to the effect that such accompanying documents constitute all documents required by TIA ss.314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05.  CERTIFICATES OF THE TRUSTEE.

           In the event that the Partnership wishes to release Pledged Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 10.03 and 10.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA ss.314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to
Section 10.04, shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

           Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Senior Notes, direct, on behalf of the Holders of Senior Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Senior Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Senior Notes or of the Trustee).

SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE AGREEMENT.

           The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.

SECTION 10.08.  TERMINATION OF SECURITY INTEREST.

           Upon the payment in full of all Obligations of the Issuers under this Indenture and the Senior Notes, or upon Legal Defeasance, the Trustee shall, at the request of the Issuers deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreement.


                                   ARTICLE 11
                      SUBORDINATION OF SUBSIDIARY GUARANTEE

SECTION 11.01.SUBSIDIARY GUARANTEE OBLIGATIONS SUBORDINATED TO SENIOR OPERATING
                PARTNERSHIP INDEBTEDNESS.

           The Issuers and the Operating Partnership agree and each Holder by accepting a Senior Note agrees that:

           (a) to the  extent and in the  manner  hereinafter  set forth in this
Article 11, the Subsidiary Guarantee Obligations are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Operating Partnership Indebtedness;

           (b) the subordination set forth in this Indenture is for the benefit of the lenders under the Senior Operating Partnership Credit Agreement and other holders of Senior Operating Partnership Indebtedness; and

           (c) each holder of Senior Operating Partnership Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have extended or acquired such Senior Operating Partnership Indebtedness in reliance upon the covenants and provisions contained in this Indenture.

SECTION 11.02. SUBORDINATION OF SUBSIDIARY GUARANTEE UPON INSOLVENCY OR LIQUIDATION PROCEEDINGS.

           In the event of any Insolvency or Liquidation Proceeding:

           (a) Upon any payment or distribution of assets or securities of any kind or character, whether in cash, securities or other property, all Senior Operating Partnership Indebtedness shall first be paid in full in cash or Cash Equivalents before the Holders of the Senior Notes are entitled to receive any payment or distribution of any cash, securities or other property on account of principal of or interest on or other amounts constituting Subsidiary Guarantee Obligations (except that so long as the Subsidiary
Guarantee   Obligations  are  not  treated  in  any  Insolvency  or  Liquidation
Proceeding as part of the same class of claims as the Senior Operating Partnership Indebtedness or any class of claim on a parity with or senior to the Senior Operating Partnership Indebtedness for any payment or distribution, the Holders of the Senior Notes may receive securities that are (i) subordinated at least to the same extent as are the Subsidiary Guarantee Obligations to (a) Senior Operating Partnership Indebtedness and (b) any securities issued in exchange for Senior Operating Partnership Indebtedness and (ii) authorized by an order or decree of a court of competent jurisdiction in an Insolvency or Liquidation Proceeding which gives effect to the subordination of the Subsidiary Guarantee Obligations to Senior Operating Partnership Indebtedness in a manner and with an effect which would be required if this parenthetical clause were not included in this paragraph; provided that the Senior Operating Partnership Indebtedness is assumed by the new corporation, partnership or other entity, if any, resulting from any such reorganization or readjustment and issuing such securities);

           (b) The holders of Senior Operating Partnership Indebtedness shall be entitled to receive directly (pro rata on the basis of the respective amounts of Senior Operating Partnership Indebtedness held by them), for application to the payment thereof (to the extent necessary to pay all such Senior Operating Partnership Indebtedness in full after giving effect to any substantially concurrent payment to the holders of such Senior Operating Partnership Indebtedness), any payment or distribution of any kind or character, whether in cash, securities or other property (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Operating Partnership being subordinated to the payment of the Subsidiary Guarantee Obligations) which may be payable or deliverable in respect of the Subsidiary Guarantee Obligations in any such Insolvency or Liquidation Proceeding.

           (c) In the event that, notwithstanding the foregoing provisions of this Section 11.02, the Holders of the Senior Notes shall have received any payment from or distribution of assets or securities of the Operating Partnership or the estate created by the commencement of any such Insolvency or Liquidation Proceeding, of any kind or character in respect of the Subsidiary Guarantee Obligations, whether in cash, securities or other property (including any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Operating Partnership being subordinated to the payment of the Subsidiary Guarantee Obligations) before all Senior Operating Partnership Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of the Senior Operating
Partnership Indebtedness remaining unpaid (pro rata on the basis of the respective amounts of such Senior Operating Partnership Indebtedness held by them), to the extent necessary to pay all such Senior Operating Partnership Indebtedness in full after giving effect to any substantially concurrent payment to the holders of such Senior Operating Partnership Indebtedness, for application to the payment in full of such Senior Operating Partnership Indebtedness (except that so long as the Subsidiary Guarantee Obligations are not treated in any Insolvency or Liquidation Proceeding as part of the same class of claims as the Senior Operating Partnership Indebtedness or any class of claim on a parity with or senior to the Senior Operating Partnership
Indebtedness for any payment or distribution, the Holders of the Senior Notes may receive securities that are (i) subordinated at least to the same extent as are the Subsidiary Guarantee Obligations to (a) Senior Operating Partnership Indebtedness and (b) any securities issued in exchange for Senior Operating Partnership Indebtedness and (ii) authorized by an order or decree of a court of competent jurisdiction in an Insolvency or Liquidation Proceeding which gives effect to the subordination of the Subsidiary Guarantee Obligations to Senior Operating Partnership Indebtedness in a manner and with an effect which would be required if this parenthetical clause were not included in this paragraph; provided that the Senior Operating Partnership Indebtedness is assumed by the new corporation, partnership or other entity, if any, resulting from any such reorganization or readjustment and issuing such securities);

SECTION 11.03. NO PAYMENT ON SUBSIDIARY GUARANTEE OBLIGATIONS IN CERTAIN CIRCUMSTANCES.

           (a) Upon the maturity of any Senior Operating Partnership Indebtedness, by lapse of time, acceleration or otherwise (including the time of due payment (including any mandatory prepayment) of any principal or interest), all principal, thereof and interest thereon and other amounts constituting Senior Operating Partnership Indebtedness shall first be paid in full in cash or Cash Equivalents before any payment or distribution is made by or on behalf of the Operating Partnership on account of principal of or interest on or other amounts constituting Subsidiary Guarantee Obligations (except that Holders of Senior Notes may receive securities that are subordinated to at least the same extent as the Subsidiary Guarantee to (a) Senior Operating Partnership Indebtedness and (b) any securities issued in exchange for Senior Operating Partnership Indebtedness);

           (b) Upon the happening and continuing of any default in respect of the payment of any Senior Operating Partnership Indebtedness (a "Payment Default"), no direct or indirect payment or distribution shall be made by the Operating Partnership on account of the principal of or interest on or other amounts constituting Subsidiary Guarantee Obligations (other than securities that are subordinated to at least the same extent as the Subsidiary Guarantee to
(a) Senior Operating Partnership Indebtedness and (b) any securities issued in exchange for Senior Operating Partnership Indebtedness), unless and until (i) such Payment Default shall have been cured or waived by the holders of the respective Senior Operating Partnership Indebtedness or shall have ceased to exist or (ii) the holder or holders of the respective Senior Operating Partnership Indebtedness shall have waived in writing the application of this
Section 11.03(b) to such Payment Default.

           (c) Without limiting the effect of Section 11.03(b), upon the happening and continuing of any default or event of default (other than a Payment Default) with respect to any Senior Operating Partnership Indebtedness, as such default or event of default is defined in the Senior Operating Partnership Credit Agreement or in any instrument, agreement or other document under which such Senior Operating Partnership Indebtedness is outstanding (a "Non-Payment Default"), then upon written notice thereof given to the Operating Partnership by the Senior Agent, by holders of a majority in principal amount of the Indebtedness under the Senior Operating Partnership Credit Agreement or the agreement governing Permitted Senior Refinancing Indebtedness, or by the holders of a majority in principal amount of all Senior Operating Partnership Indebtedness ("Payment Blockage Notice"), no direct or indirect payment or distribution shall be made by the Operating Partnership on account of the principal of or interest on or other amounts constituting Subsidiary Guarantee Obligations (other than securities that are subordinated to at least the same extent as the Subsidiary Guarantee to (a) Senior Operating Partnership Indebtedness and (b) any securities issued in exchange for Senior Operating Partnership Indebtedness) unless and until (i) such Non-Payment Default shall have been cured or waived by the holder or holders of the respective Senior Operating Partnership Indebtedness or shall have ceased to exist or (ii) the holder or holders of the respective Senior Operating Partnership Indebtedness shall have waived in writing the application of this Section 11.03(c) to such Non-Payment Default; provided, however, that (A) this Section 11.03(c) shall not prevent the making of any payment for more than 179 days after a Payment Blockage Notice shall have been given or deemed to have been given ("Payment Blockage Period") unless the Senior Operating Partnership Indebtedness in respect of which such default or event of default exists has been declared due and payable in its entirety, in which case no payment or distribution may be made until such acceleration has been rescinded or annulled and (B) not more than one effective Payment Blockage Notice shall be given within a period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each 360-day period when no Payment Blockage Period is in effect.

           (d) In the event that,  notwithstanding  the foregoing  provisions of
Section 11.03 (a), (b) or (c) or Section 11.10, the Holders of the Senior Notes shall have received any payment or distribution at a time when such payment was prohibited by the provisions of Section 11.03 (a), (b) or (c) or required to be paid over to the holders of the Senior Operating Partnership Indebtedness pursuant to Section 11.10 then and in such event such payment or distribution shall be received and held in trust for and shall be paid over to the holders of Senior Operating Partnership Indebtedness (pro rata, on the basis of the respective  amounts of such Senior Operating  Partnership  Indebtedness  held by them), to the extent necessary to pay all such Senior Operating Partnership Indebtedness in full after giving effect to any substantially concurrent payment to the holders of such Senior Operating Partnership Indebtedness, for application to the payment in full of Senior Operating Partnership Indebtedness.

           (e) The provisions of this Section 11.03 shall not modify or limit in any way the application of Section 11.02 or Section 11.10.

SECTION 11.04. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR OPERATING PARTNERSHIP INDEBTEDNESS.

           After all amounts payable under or in respect of Senior Operating Partnership Indebtedness are paid in full, the Holders of the Senior Notes shall be subrogated to the extent of the payments or distributions made to the holders of, or otherwise applied to payment of, such Senior Operating Partnership Indebtedness pursuant to the provisions of this Article 11, to the rights of the holders of such Senior Operating Partnership Indebtedness to receive payments and distributions of cash, securities and other property applicable to the Senior Operating Partnership Indebtedness until the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Notes, constituting the Subsidiary Guarantee Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Operating Partnership Indebtedness of any cash, securities or other property to which the Holders of the Senior Notes would be entitled except for the provisions of this Article 11, and no payments over pursuant to the provisions of this Article 11 to the holders of the Senior Operating Partnership Indebtedness by the Holders of the Senior Notes shall be deemed to be a payment or distribution by the Operating Partnership to or on account of the Subsidiary Guarantee Obligations, it being understood that the provisions of this Article 11, are solely for the purpose of defining the relative rights of the Holders of the Senior Notes, on the one hand, and the holders of Senior Operating Partnership Indebtedness on the other hand.

SECTION 11.05.  EFFECTUATION OF SUBORDINATION OF SUBSIDIARY GUARANTEE.

           In the event of any Insolvency or Liquidation Proceeding, the Senior Agent is irrevocably authorized and empowered, in its discretion, to make and present for and on behalf of the Holders of the Senior Notes such proofs of claims against the Operating Partnership on account of the Subsidiary Guarantee Obligations or other motions or pleadings as the Senior Agent may deem expedient or proper; provided, however, the Senior Agent may make and present such proofs of claims only if the Holders of the Senior Notes have not filed such proofs of claims by the thirtieth day prior to the date on which such claims are required to be filed. After such thirty-day period, if the Holders of the Senior Notes have not filed such proofs of claims, the Holders of the Senior Notes irrevocably authorizes and empowers the

Senior Agent to file claims and take such other actions (other than vote such proof of claims in such proceedings), in the name of the Senior Agent or the Holders of the Senior Notes or otherwise, as the Senior Agent may deem necessary or advisable for the enforcement of the Subsidiary Guarantee. In such event, the Holders of the Senior Notes or Trustee will execute and deliver to the Senior Agent such powers of attorney, assignments and other instruments or documents as may be requested by the Senior Agent in order to enable such Senior Agent to enforce any and all claims upon or with respect to the Subsidiary Guarantee Obligations.

SECTION 11.06.  NO WAIVER OF SUBORDINATION PROVISIONS.

           No right of the Senior Agent under the Senior  Operating  Partnership
Credit Agreement or any other holder of any Senior Operating Partnership Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuers or the Operating Partnership or by any act or failure to act by the Senior Agent under the Senior Operating Partnership Credit Agreement or any such holder or by any noncompliance by the Issuers or the Operating Partnership with the terms, provisions and covenants of Article 11 of this Indenture, the Subsidiary Guarantee or the Senior Operating Partnership Credit Agreement regardless of any knowledge thereof which the Senior Agent or such other holder thereof may have or be otherwise charged with.

           Without  in  any  way  limiting  the   generality  of  the  foregoing
paragraph, the Senior Agent under the Senior Operating Partnership Credit Agreement and any other holders of Senior Operating Partnership Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Senior Notes or the Trustee, without incurring responsibility to the Holders of the Senior Notes or the Trustee and without impairing or releasing the subordination benefits provided in this Indenture or the obligations provided by this Article 11 of the Holders of the Senior Notes to the holders of Senior Operating Partnership Indebtedness, do any one or more of the following to the extent permitted by the terms of this Indenture even if any right to reimbursement or subrogation or other right or remedy of the Holders of the Senior Notes is affected, impaired or extinguished thereby:

           (a) change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter, the terms of any Senior Operating Partnership Indebtedness, any security therefor or guaranty thereof or any liability of the Operating Partnership or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, modify or supplement in any manner Senior Operating Partnership Indebtedness or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Operating Partnership Indebtedness is outstanding;

           (b) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and any order any property pledged, mortgaged or otherwise securing Senior Operating Partnership Indebtedness or any liability of the Operating Partnership or any guarantor to such holder, or any liability incurred directly or indirectly in respect thereof;

           (c) settle or compromise any Senior Operating Partnership Indebtedness or any other liability of the Operating Partnership or any guarantor of the Senior Operating Partnership Indebtedness to such holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Operating Partnership Indebtedness) in any manner or order; and

           (d) fail to take or to record or otherwise perfect, for any reason or for no reason, any Lien securing Senior Operating Partnership Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against the Operating Partnership or any security or any guarantor or any other Person, elect any remedy and otherwise deal freely with the Operating Partnership and security and any guarantor of the Senior Operating Partnership Indebtedness or any liability of the Issuers or the Operating Partnership or any guarantor to such holder or any liability incurred directly or indirectly in respect thereof.

           Each Holder of the Senior Notes by purchasing or accepting the Senior Notes waives any and all notice of the creation, modification, renewal, extension or accrual of any Senior Operating Partnership Indebtedness to the extent permitted by the terms of this Indenture and notice of or proof of reliance by any holder of Senior Operating Partnership Indebtedness upon this Indenture and the Senior Operating Partnership Indebtedness shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Indenture, and all dealings between the Issuers or the Operating Partnership and the holders of Senior Operating Partnership Indebtedness shall be deemed to have been consummated in reliance upon this Indenture.

SECTION 11.07.  RELIANCE ON COURT ORDERS; EVIDENCE OF STATUS.

           Upon any payment or distribution of assets of the Operating Partnership referred to in Section 11.02, the Holders of the Senior Notes shall be entitled to rely upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution delivered to the Trustee or such Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Operating Partnership Indebtedness and other indebtedness of the Operating Partnership, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or this Article 11.

SECTION 11.08.  PAYMENT.

           A payment by the Operating Partnership with respect to principal of or interest on the Subsidiary Guarantee Obligations shall include, without limitation, payment by the Operating Partnership of principal of and interest on the Senior Notes, any depositing by the Operating Partnership of funds for the defeasance of the Subsidiary Guarantee Obligations, any sinking fund and any payment by the Operating Partnership on account of mandatory prepayment or optional redemption provisions.

SECTION 11.09.  RELATIVE RIGHTS.

           This Article 11 defines the relative rights of Holders of Senior Notes pursuant to the Subsidiary Guarantee and holders of Senior Operating Partnership Indebtedness. Nothing in this Article 11 shall:

           (1) impair, as between the Operating Partnership and Holders of Senior Notes, the Subsidiary Guarantee Obligations of the Operating Partnership, which are absolute and unconditional after the Subsidiary Guarantee Effectiveness Date;

           (2) affect the relative rights of Holders of Senior Notes and creditors of the Operating Partnership other than their rights in relation to holders of Senior Operating Partnership Indebtedness; or

           (3) prevent the Trustee or any Holder of Senior Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Operating Partnership Indebtedness to receive distributions and payments otherwise payable to Holders of Senior Notes.

           If the Operating Partnership fails because of this Article 11 to pay principal of, premium, if any, interest, or Liquidated Damages, if any, on a Senior Note on the due date in accordance with the terms of this Indenture and the Subsidiary Guarantee, the failure is still a Default or Event of Default.

SECTION 11.10.  RESTRICTIONS ON PAYMENTS OF PRINCIPAL.

           Notwithstanding any other provision of this Indenture (including this
Article 11) or the Subsidiary Guarantee, the Issuers, the Operating Partnership and the Holders of the Senior Notes agree that no payment shall be made by the Operating Partnership in respect of the principal of the Senior Notes pursuant to the Subsidiary Guarantee Obligations prior to July 1, 2000, whether upon stated maturity, mandatory prepayment, acceleration, by deposit to any defeasance account or otherwise; provided that, nothing set forth above in this
Section  11.10 shall  prohibit  the  acceleration  of the  Subsidiary  Guarantee
Obligations or the exercise of remedies in respect of the Subsidiary Guarantee Obligations by the Trustee or the Holders of the Senior Notes in accordance with the terms of this Indenture so long as (i) the Senior Agent shall have received from the Trustee at least five (5) days prior written notice of such acceleration or exercise of remedies, as the case may be, and (ii) any payment or distribution of cash, securities or other property of any kind or character to or for the benefit of Holders of the Senior Notes in respect of such acceleration or the exercise of remedies shall promptly be paid over or distributed to the holders of the Senior Operating Partnership Indebtedness until the Senior Operating Partnership Indebtedness shall have been paid in full in cash or Cash Equivalents (other than securities that are subordinated to at least the same extent as the Subsidiary Guarantee to (a) Senior Operating Partnership Indebtedness and (b) any securities issued in exchange for Senior Operating Partnership Indebtedness) and, in furtherance of the foregoing, (x) the provisions of Section 11.03(d) shall be applicable in such circumstances and
(y) the provisions of this Section 11.10 shall not modify or limit in any way the application of Section 11.02 or 11.03.


                                   ARTICLE 12
                              SUBSIDIARY GUARANTEE

SECTION 12.01.  SUBSIDIARY GUARANTEE.

           The Guarantor hereby unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Issuers hereunder or thereunder, that on and after the Subsidiary Guarantee Effectiveness Date: (a) the principal of and premium, if any, and interest, including Liquidated Damages, if any, on the Senior Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason on and after the Subsidiary Guarantee Effectiveness Date, the Guarantor shall be obligated to pay the same immediately. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Senior Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Issuers or the Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Issuers or Guarantor, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders of Senior Notes in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
Article 6 of this Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Subsidiary Guarantee.

SECTION 12.02.  EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEE.

           To evidence its Subsidiary Guarantee set forth in Section 12.01, the Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form of Exhibit C shall be endorsed by an officer of the General Partner, on behalf of the Guarantor, on each Senior Note authenticated and delivered by the Trustee, that this Indenture shall be executed on behalf of the Guarantor by the President or one of the Vice Presidents of the General Partner and attested to by an Officer and that the Guarantor shall deliver to the Trustee an Opinion of Counsel that the foregoing have been duly authorized, executed and delivered by the general partner of the Guarantor and that the Guarantor's Subsidiary Guarantee is a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

           The Guarantor hereby agrees that the Subsidiary Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

           If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which the Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

           The  delivery  of  any  Senior  Note  by  the   Trustee,   after  the
authentication   thereof  hereunder,   shall  constitute  due  delivery  of  the
Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 12.03.  GUARANTOR MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

           The Guarantor may not consolidate with or merge with or into (whether or not the Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with the Guarantor unless:

           (a) subject to the provisions of Section 12.04 hereof, the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) assumes all the obligations of the Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee in respect of the Senior Notes, this Indenture and the Guarantor's Subsidiary Guarantee;

           (b) immediately after giving effect to such transaction, no Default or Event of Default exists; and

           (c) the Guarantor, or any Person formed by or surviving such consolidation or merger, (i) would have Consolidated Net Worth (immediately after giving effect to the transaction), equal to or greater than the Consolidated Net Worth of the Guarantor immediately preceding the transaction and (ii) would be permitted by virtue of the Guarantor's pro forma Fixed Charge Coverage Ratio to incur, immediately after giving effect to such transaction, at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the Credit Facility and in Section 4.09 of the Operating Partnership Indenture.

Notwithstanding  the  foregoing,   the  Guarantor  shall  not  be  permitted  to
consolidate with or merge with or into (whether or not the Guarantor is the surviving Person), another corporation, Person or entity pursuant to the preceding sentence if such consolidation or merger would not be permitted by
Section 5.01 hereof.

           In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantee theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

           Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of the Guarantor with or into the Partnership, or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Partnership.

SECTION 12.04.  RELEASE OF SUBSIDIARY GUARANTEE.

           In the event of a sale or other disposition of all or substantially all of the assets of the Guarantor to a third party in a transaction that does not violate any provisions of this Indenture or the Pledge

Agreement, by way of merger, consolidation or otherwise, or a sale or other disposition (including, without limitation, by foreclosure) of all of the Capital Interests of the Guarantor, then the Guarantor (in the event of a sale or other disposition (including, without limitation, by foreclosure), by way of such a merger, consolidation or otherwise, of all of the Capital Interests of the Guarantor) or the corporation or partnership acquiring the property (in the event of a sale or other disposition of all of the assets of the Guarantor) shall be released and relieved of any obligations under the Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.10 hereof. Upon delivery by the General Partner and Finance Corp. to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Partnership in accordance with the provisions of this Indenture, including without limitation Section 4.10, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Subsidiary Guarantee.

SECTION 12.05.  LIMITATION ON GUARANTOR LIABILITY.

           For purposes hereof, the Guarantor's liability shall be that amount from time to time equal to the aggregate liability of the Guarantor thereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Issuers under the Senior Notes and this Indenture and (ii) the amount, if any, which would not have (A) rendered the Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time the Subsidiary Guarantee of the Senior Notes was entered into and at the Subsidiary Guarantee Effectiveness Date, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of the Guarantor in accordance with the previous sentence, any rights the Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 12.06.  "TRUSTEE" TO INCLUDE PAYING AGENT.

           In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuers and be then acting hereunder, the term "Trustee" as used in this Article 12 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 12 in place of the Trustee.

SECTION 12.07.  SUBORDINATION OF SUBSIDIARY GUARANTEE.

           The obligations of the Guarantor under the Subsidiary Guarantee pursuant to this Article 12 shall be junior and subordinated to all Senior Operating Partnership Indebtedness as set forth in Article 11 of this Indenture.

                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.01.  TRUST INDENTURE ACT CONTROLS.

           If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

SECTION 13.02.  NOTICES.

           Any notice or communication by the Issuers, the Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

           If to the Issuers or the Guarantor:

                Ferrellgas Partners, L.P.
                One Liberty Plaza
                Liberty, Missouri 64068
                Telecopier No.:  (816) 792-6979
                Attention: Danley K. Sheldon

           With a copy to:

                Bryan Cave LLP
                One Kansas City Place
                1200 Main Street, Suite 3500
                Kansas City, Missouri 64105-2100
                Telecopier No.: (816) 374-3300
                Attention:  Kendrick T. Wallace

           If to the Trustee:

                American Bank National Association
                101 East Fifth Street
                St. Paul, MN  55101-1860
                Telecopier No.: (612) 229-6415
                Attention:  Corporate Trust Administration


           The Issuers, the Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If either Issuer or the Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 13.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF SENIOR NOTES.

           Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Issuers, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

SECTION 13.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

           Upon any request or application by the Issuers or the Guarantor to the Trustee to take any action under this Indenture, each of the Issuers or the Guarantor shall furnish to the Trustee:

                (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 13.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

                (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been satisfied; and

                (d) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 13.06.  RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 13.07. NO PERSONAL LIABILITY OF LIMITED PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

           No past, present or future limited partner of the Partnership or the Guarantor or director, officer, employee, incorporator or stockholder of the General Partner or Finance Corp., as such, shall have any liability for any obligations of the Issuers or the Guarantor under the Senior Notes, the Subsidiary Guarantee, the Pledge Agreement, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

SECTION 13.08.  GOVERNING LAW.

           THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR NOTES AND THE SUBSIDIARY GUARANTEE.

SECTION 13.09.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.  SUCCESSORS.

           All agreements of the Issuers and the Guarantor in this Indenture and the Senior Notes and the Subsidiary Guarantee, as the case may be, shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.11.  SEVERABILITY.

           In case any provision in this Indenture, in the Senior Notes or in the Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 13.12.  COUNTERPART ORIGINALS.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 13.13.  TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                                    SIGNATURES

Dated as of April 26, 1996                  FERRELLGAS PARTNERS, L.P.


                                                     By: Ferrellgas, Inc.
                                                         General Partner



                                By:
                                Name:
                                Title:



                                                      (SEAL)


Dated as of April 26, 1996                  FERRELLGAS PARTNERS FINANCE CORP.



                                By:
                                Name:
                                Title:



                                                      (SEAL)


Dated as of April 26, 1996                  FERRELLGAS, L.P.



                                By: Ferrellgas, Inc.
                                    General Partner



                                By:
                                Name:
                                Title:



                                                      (SEAL)

Dated as of April 26, 1996                  AMERICAN BANK NATIONAL ASSOCIATION

                                 By:
                                 Name:
                                 Title:
Attest:





                                                      (SEAL)

                                    EXHIBIT A
                              (Face of Senior Note)

                       93/8% Senior Secured Note due 2006

         No.                                                       $160,000,000

                            FERRELLGAS PARTNERS, L.P.
                        FERRELLGAS PARTNERS FINANCE CORP.

         promise to pay to

         or registered assigns,

         the principal sum of One Hundred and Sixty Million

         Dollars ($160,000,000) on June 15, 2006.

         Interest Payment Dates:  June 15 and December 15.

         Record Dates: June 1 and December 1.

                                                 Dated:  April 26, 1996


                                                 FERRELLGAS PARTNERS, L.P.

[SEAL]                                           By: Ferrellgas, Inc.
                                                     General Partner

                                                 By:
                                                 Name:
                                                 Title:


                                                 FERRELLGAS PARTNERS FINANCE
                                                 CORP.


[SEAL]                                           By: __________________________
                                                 Name:
                                                 Title:

This is one of the Senior Notes referred to in the within-mentioned Indenture:

AMERICAN BANK NATIONAL ASSOCIATION,
as Trustee



By:__________________________________
   Authorized Signatory

                                 (Back of Note)

                            93/8% SENIOR SECURED NOTE
                                    DUE 2006

         [Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]1

                  THE SENIOR NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SENIOR NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SENIOR NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SENIOR NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
         (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUERS SO REQUEST), (2) TO THE ISSUERS OR
         (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SENIOR NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.
- --------
1 This paragraph should be included only for Senior Notes issued in global form.

                  1. Interest. Ferrellgas Partners, L.P., a Delaware limited partnership (the "Partnership"), and Ferrellgas Partners Finance Corp., a Delaware corporation ("Finance Corp." and, together with the Partnership, the "Issuers") promise to pay interest on the principal amount of this Senior Note at the rate and in the manner specified below. The Issuers shall pay interest in cash on the principal amount of this Senior Note at the rate per annum of 93/8%. The Issuers will pay interest semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 1996, to Holders of record on the immediately preceding June 1 and December 1, or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date"). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Senior Notes. To the extent lawful, the Issuers shall pay interest on overdue principal and premium, if any, at the rate of 1% per annum in excess of the then applicable interest rate on the Senior Notes; it shall pay interest on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) at the same rate to the extent lawful.

                  2. Method of Payment. The Issuers will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the June 1 and December 1 immediately preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Senior Note to a Paying Agent to collect principal payments. The Issuers will pay principal, premium, if any, and interest including Liquidated Damages, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Senior Notes will be payable as to principal, premium, if any, and interest including Liquidated Damages, if any, at the office or agency of the Issuers maintained for such purpose within the City and State of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders of Senior Notes at their respective addresses set forth in the register of Holders provided, however, that all payments with respect to the Global Note and definitive Senior Notes the Holders of which have given wire transfer instructions to the Issuers at least 10 Business Days prior to the applicable payment date shall be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Issuers, the Issuers' office or agency in New York, New York will be the office of the Trustee maintained for such a purpose.

                  3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Issuers may change any Paying Agent, Registrar or co-registrar without notice to any Holder.
Either Issuer or the Guarantor may act in any such capacity.

                  4. Indenture. The Issuers issued the Senior Notes under an Indenture dated as of April 26, 1996 (the "Indenture") among the Partnership, Finance Corp., the Guarantor and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Senior Notes are subject to all such terms, and Holders of the Senior Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. The Senior Notes are unsecured general obligations of the Issuers limited to $160,000,000 in aggregate principal amount.

                  5. Optional Redemption. The Issuers shall not have the option to redeem the Senior Notes pursuant to Section 3.07 of the Indenture prior to June 15, 2001. Thereafter, the Issuers shall have the option to redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the 12 month period beginning on June 15 of the years indicated below:

                  Year                                               Percentage

                  2001..............................................  104.6875%
                  2002..............................................  103.1250%
                  2003..............................................  101.5625%
                  2004 and thereafter...............................  100.0000%

                  6. Mandatory Redemption. Except as described in paragraph 7 below, the Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

                  7. Redemption or Repurchase at Option of Holder. (a) If there is a Change of Control (as defined in the Indenture), the Issuers shall be required to offer to purchase all Senior Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated
Damages, if any, to the date of purchase. Holders of Senior Notes that are subject to an offer to purchase will receive a notice therefor from the Issuers prior to any related purchase date, and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  (b) When the aggregate amount of Excess Proceeds from Asset Sales (as defined in the Indenture) exceeds $15 million, the Issuers shall be required to purchase the maximum principal amount of Senior Notes that may be purchased out of the Excess Proceeds at 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer. If the aggregate principal amount of Senior Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Senior Notes to be redeemed shall be selected pursuant to the terms of Section
3.02 of the Indenture (with such adjustments as may be deemed appropriate by the Issuers so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). To the extent that the aggregate amount of Senior Notes tendered by Holders thereof is less than the Excess Proceeds, the Issuers may use such deficiency for general business purposes. Holders of Senior Notes which are the subject of an offer to purchase will receive a notice therefor from the Issuers prior to any related purchase date, and may elect to have such Senior Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

                  8. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at its registered address. Senior Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

                  9. Denominations, Transfer, Exchange. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed, during the period between a record date and the corresponding Interest Payment Date.

                  10. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of the transfer of this Senior Note, the Trustee, any Agent, the Issuers and the Guarantor may deem and treat the Person in whose name this Senior Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest including Liquidated Damages, if any, on this Senior Note and for all other purposes whatsoever, whether or not this Senior Note is overdue, and neither the Trustee, any Agent, the Issuers nor the Guarantor shall be affected by notice to the contrary. The registered holder of a Senior Note shall be treated as its owner for all purposes.

                  11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Senior Notes or the Pledge Agreement or the Subsidiary Guarantee may be amended with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes), and any existing default or compliance with any provision of the Indenture or the Senior Notes or the Pledge Agreement or the Subsidiary Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for Senior Notes). Without the consent of any Holder, the Indenture, the Pledge Agreement, the Subsidiary Guarantee or the Senior Notes may be amended to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for assumption of the Issuers' or the Guarantor's obligations to Holders in the case of a merger or consolidation or to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder under the Indenture or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act. Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes): (i) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of, change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of the Senior Notes (other than provisions relating to the covenants described above under the caption "Redemption or Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest and Liquidated Damages, if any, on any Senior Note, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Senior Note payable in money other than that stated in the Senior Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, premium, if any, interest or Liquidated Damages, if any, on the Senior Notes, (vii) waive a redemption payment with respect to any Senior Note (other than a payment required by one of the covenants described above under the caption "Redemption or Repurchase at Option of Holder"), (viii) except as otherwise permitted in the Indenture, release the Guarantor from its obligations under the Subsidiary Guarantee or change the Subsidiary Guarantee in any manner that adversely affects the Holders, (ix) release all or substantially all of the Pledged Collateral from the Lien of the Indenture and the Pledge Agreement or (x) make any change in the foregoing amendment and waiver provisions.

                  12. Defaults and Remedies. Events of Default include: default for 30 days in the payment when due of interest and Liquidated Damages, if any, on the Senior Notes; default in payment when due of principal of or premium, if any, on the Senior Notes at maturity, upon redemption or otherwise; failure for 20 days by the Issuers to comply with Sections 4.07, 4.09, 4.10, 4.14 or 5.01 of the Indenture; failure by the Issuers or the Guarantor for 60 days after notice from the Trustee or the Holder of at least 25% in principal amount of the Senior Notes then outstanding to comply with any of their other agreements in the Indenture or the Senior Notes; default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Partnership or any of its Subsidiaries (or the payment of which is guaranteed by the Partnership or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more; failure by the Partnership or any of its Subsidiaries to pay final judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days; except as permitted by the Indenture, the Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or the Guarantor, or any Person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Subsidiary Guarantee; breach by the Partnership of any material representation or warranty set forth in the Pledge Agreement, or default by the Partnership in the performance of any covenant set forth in the Pledge Agreement after applicable grace periods, or repudiation by the Partnership of its obligations under the Pledge Agreement or the unenforceability of any material provision of the Pledge Agreement for any reason; and certain events of bankruptcy or insolvency with respect to the Partnership or any of its Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately; except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, relating to the Partnership, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Senior Notes will become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding, by notice to the Trustee, may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, interest and Liquidated Damages, if any, on the Senior Notes. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  13. Trustee Dealings with Issuers. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers, the Guarantor or their respective Affiliates, and may otherwise deal with the Issuers, the Guarantor or their respective Affiliates, as if it were not Trustee; however, if the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

                  14. No Recourse  Against  Others.  No past,  present or future limited partner of the Partnership or the Guarantor or director, officer, employee, incorporator or stockholder of the General Partner or Finance Corp., as such, shall have any liability for any obligations of the Issuers or the Guarantor under the Senior Notes, the Subsidiary Guarantee, the Pledge Agreement, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

                  15. Authentication. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  17. Additional Rights of Holders of Transfer Restricted Securities. In addition to the rights provided to Holders of Senior Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement, dated as of April 26, 1996 (the "Registration Rights Agreement"), among the Issuers, the Guarantor and the parties named on the signature pages thereof.

                  18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Senior Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  19. Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE SENIOR NOTES AND THE SUBSIDIARY GUARANTEE.

                  The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement and the Pledge Agreement. Request may be made to:

                           Ferrellgas Partners, L.P.
                           One Liberty Plaza
                           Liberty, Missouri  64068
                           Telecopier No.:  (816) 792-6979
                           Attention: Danley K. Sheldon

                                 ASSIGNMENT FORM


         To assign this Senior Note, fill in the form below: (I) or (we) assign and transfer this Senior Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)








              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Senior Note on the books of the Issuers. The agent may substitute another to act for him.



Date:

Your Signature:
(Sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee.

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Senior Note purchased by the Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the box below:

                       Section 4.10                   Section 4.14

           If you want to elect to have only part of the Senior Note purchased by the Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$-----------


Date: Your Signature:
(Sign exactly as your name appears on the Senior Note)

Tax Identification No.:


Signature Guarantee.

                SCHEDULE OF EXCHANGES OF CERTIFICATED SECURITIES2

           The   following   exchanges  of  a  part  of  this  Global  Note  for
Certificated Securities have been made:


                            Amount of           Amount of       Principal Amount         Signature of
                           decrease in         increase in     of this Global Note    authorized officer
                         Principal Amount    Principal Amount   following such          of Trustee or
                                of                  of              decreas                 Note
Date of Exchange         this Global Note    this Global Note    (or increase)            Custodian
- ----------------        ----------------     ----------------    -------------           ---------






2  To be included only for Senior Notes issued in global form.

                                    EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER OF SENIOR NOTES

Re: 93/8% Senior Secured Notes due 2006 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. (the "Senior Notes")

           This Certificate relates to $_____ principal amount of Senior Notes held in * ________ book-entry or *_______ definitive form by ________________
(the "Transferor").

The Transferor*:

           has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Senior Note or Senior Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

           has requested the Trustee by written order to exchange or register the transfer of a Senior Note or Senior Notes.

           In connection with such request and in respect of each such Senior Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Senior Notes and as provided in
Section 2.06 of such Indenture, the transfer of this Senior Note does not require registration under the Securities Act (as defined below) because:*

           Such Senior Note is being acquired for the  Transferor's own account,
without  transfer  (in  satisfaction  of  Section   2.06(a)(ii)(A)   or  Section
2.06(d)(i)(A) of the Indenture).

           Such Senior Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended
(the "Securities Act")) in reliance on Rule 144A (in satisfaction of Section 2.06(a)(ii)(B), Section 2.06(b)(i) or Section 2.06(d)(i)(B) of the Indenture) or pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture.)








- ---------------
 *Check applicable box.

           Such Senior Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act (in satisfaction of Section 2.06(a)(ii)(B) or Section 2.06(d)(i)(B) of the Indenture).

           Such  Senior  Note  is  being  transferred  in  reliance  on  and  in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in
satisfaction  of  Section   2.06(a)(ii)(C)  or  Section   2.06(d)(i)(C)  of  the
Indenture).



[INSERT NAME OF TRANSFEROR]


By:



Date:


























- ---------------
 *Check applicable box.

                                    EXHIBIT C

                              Subsidiary Guarantee

           The Guarantor hereby unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Issuers hereunder or thereunder, that on and after the Subsidiary Guarantee Effectiveness Date: (a) the principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest, including Liquidated Damages, if any, on the Senior Notes, if lawful, and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason on and after the Subsidiary Guarantee Effectiveness Date, the Guarantor shall be obligated to pay the same immediately.

           The obligations of the Guarantor to the Holders of Senior Notes and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 12 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of Article 12 of the Indenture are incorporated herein by reference.

           The Obligations of the Guarantor under this Subsidiary Guarantee shall be subordinated and junior in right of payment to all Senior Operating Partnership Indebtedness as expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of subordination. The terms of Article 11 of the Indenture are incorporated herein by reference.

           This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth in the Indenture from the Subsidiary Guarantee Effectiveness Date until full and final payment of all of the Issuers' Obligations under the Senior Notes and the Indenture and shall inure to the benefit of the Trustee and the Holders of Senior Notes and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder of Senior Notes or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Notwithstanding the foregoing, upon satisfaction of the provisions of Section
12.04 of the Indenture, the Guarantor shall be released of its obligations hereunder. This is a Subsidiary Guarantee of payment and not a guarantee of collection.

           This Subsidiary Guarantee shall not be valid or obligatory for any purpose until (i) the certificate of authentication on the Senior Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers and (ii) the Subsidiary Guarantee Effectiveness Date.

           For purposes hereof, the Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the obligations of the Issuers under the Senior Notes and the Indenture and (ii) the amount, if any, which would not have (A) rendered the Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time the Subsidiary Guarantee of the Senior Notes was entered into and at the Subsidiary Guarantee Effectiveness Date, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of the Guarantor in accordance with the previous sentence, any rights the Guarantor may have, contractual or otherwise, shall be taken into account.

           Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                                        FERRELLGAS, L.P.

                                                    By: Ferrellgas, Inc.
                                                        General Partner



                                                     By:
                                                     Name:
                                                     Title:




                                       C-2




- ------------------------------------------------------------------------
- ------------------------------------------------------------------------